                                                                    EXHIBIT 10.6


                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      SULLIVAN BROADCAST HOLDINGS, INC.,

                        SINCLAIR BROADCAST GROUP, INC.,

                                      and

                              ABRY PARTNERS, INC.
                        (as Stockholder Representative)



                                EFFECTIVE AS OF

                               FEBRUARY 23, 1998

                         AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER is entered into on March 16, 1998, but is effective as of February 23, 1998, among Sullivan Broadcast Holdings, Inc., a Delaware corporation ("Sullivan"), Sinclair Broadcast Group, Inc., a
                               --------
Maryland corporation ("Sinclair"), on behalf of itself and a subsidiary to be
                       --------
formed by it pursuant to Section 1.A below, and ABRY Partners, Inc., a Delaware corporation ("ABRY Partners"), solely in its capacity as the Stockholder
              ---- --------
Representative referred to in this Agreement.

          WHEREAS, the parties to this Agreement are among the parties to an Agreement and Plan of Merger dated as of February 23, 1998 (the "Prior
                                                                 -----
Agreement"), and the parties to the Prior Agreement have agreed to restate the
---------
Prior Agreement by entering into this Agreement and certain other agreements;

          NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the date of the Prior Agreement:


                                   ARTICLE I

                           THE SPIN-OFF TRANSACTIONS

          1.A. Formation of Merger Sub. On or prior to March 20, 1998, Sinclair
               --------- -- ------ ---
will form a wholly-owned Subsidiary which will be a Delaware corporation.  Such
Subsidiary will be the "Merger Sub" referred to in this Agreement.   Sinclair
will cause such Subsidiary to become a party to this Agreement, the Indemnity Agreement, the Earnest Money Escrow Agreement, the Estimate Escrow Agreement and the Indemnity Escrow Agreement by executing and delivering to Sullivan a counterpart thereof.

          1.B. Sullivan Two Spin-Off.  At or prior to the time of the Closing,
               -------- --- --------
so long as all required Consents of the FCC for the Sullivan Two Spin-Off are then effective and any other required Consent for the Sullivan Two Spin-Off has been obtained and is then effective, Sullivan will, and will cause its Subsidiaries to, take such actions as may be required to (1) cause the capital stock of Sullivan Two to be distributed to the holders of the Sullivan Common Share Equivalents immediately prior to such distribution, with each such holder receiving a number of shares of common stock which is equal to the number of shares of common stock of Sullivan then held by such holders (on a fully-diluted, as-exercised basis) and with such shares of common stock of Sullivan Two having the same relative voting rights as such shares of common stock of Sullivan which are then held by each of them (on a similar fully-diluted, as-exercised basis), and (2) cause the FCC Authorizations relating to the Sullivan Two Stations and the other assets described in the attached Exhibit A to be
                                                            ---------
transferred to Sullivan Two in consideration for a promissory note of Sullivan Two in a principal amount equal to the amount specified on the attached Exhibit
                                                                        -------
A.  The transactions described the preceding sentence are referred to as the
-
"Sullivan Two Spin-Off."
--------- --- --------

          1.C  Sullivan Three Spin-Off.  At or prior to the time of the Closing,
               -------- ----- --------
so long as all required Consents of the FCC for the Sullivan Three Spin-Off are then effective and any other required Consent for the Sullivan Three Spin-Off has been obtained and is then effective, Sullivan will, and will cause its Subsidiaries to, take such actions as may be required to (1) cause the capital stock of Sullivan Three to be distributed to the holders of the Sullivan Common Share Equivalents immediately prior to such distribution, with each such holder receiving a number of shares of common stock which is equal to the number of shares of common stock of Sullivan then held by such holders (on a fully-diluted, as-exercised basis) and with such shares of common stock of Sullivan Three having the same relative voting rights as such shares of common stock of Sullivan which are then held by each of them (on a similar fully-diluted, as-exercised basis), and (2) cause the FCC Authorizations relating to the Sullivan Three Stations and the other assets described in the attached Exhibit B to be transferred to Sullivan Three in consideration for a promissory note of Sullivan Three in a principal amount equal to the amount specified on the attached Exhibit B. The transactions described in the preceding sentence are referred to
------- -
as the "Sullivan Three Spin-Off," and each of the Sullivan Two Spin-Off and the
        -------- ----- --------
Sullivan Three Spin-Off is referred to as a "Spin-Off."
                                             --------

          1.D  Spin-Off Taxes.  Sullivan and its Subsidiaries will be
               -------- -----
responsible for the payment of any Tax arising solely by reason of either Spin-Off (a "Spin-Off Tax"). To the extent not paid at the Effective Time, the
        -------- ---
liability of Sullivan and its Subsidiaries (if any) for any Spin-Off Tax arising by reason of the Sullivan Three Spin-Off (as determined in accordance with Section 3.D(6)) will be reflected in the computation of the Current Liabilities.


                                  ARTICLE II

                                  THE MERGER

          2.A  General.  Upon and subject to the terms and conditions stated in
               -------
this Agreement, on the Closing Date, effective as of the Effective Time, the Merger Sub will merge with and into Sullivan in accordance with the terms and conditions of this Agreement. Sullivan will be the corporation which survives such merger (the "Merger") and in such capacity is sometimes referred to in
                   ------
this Agreement as "Post-Merger Sullivan."

          2.B  Effect on Sullivan Share Equivalents.  Immediately after the
               ------ -- -------- ----- -----------
Closing, effective at the Effective Time, subject to the terms and conditions of this Agreement (1) the Merger will be effected by the filing with the Secretary of the State of Delaware of a Certificate of Merger; (2) each Sullivan Share Equivalent outstanding at the Effective Time, by said occurrence and with no further action on the part of the holder thereof, will be transformed and converted into the right to receive the Merger Consideration for such Sullivan Share Equivalent, without interest or any similar payment thereon or with respect thereto, upon surrender of the certificate representing such Sullivan Share Equivalent; (3) each share of common stock of the Merger Sub outstanding immediately prior to the Effective Time will, by said occurrence and with no further action on the part of the holder thereof, be transformed and converted into one share of common stock of Post-Merger Sullivan, so that immediately thereafter Sinclair will be the sole and exclusive owner of all equity securities of Post-Merger Sullivan; and (4) Post-Merger Sullivan will be the owner of the business, assets, rights, privileges, immunities, powers, franchises and other attributes of Sullivan and the Merger Sub.

          2.C  Certificate of Incorporation.  Immediately after the Effective
               ----------- -- -------------
Time, the certificate of incorporation of Post-Merger Sullivan will be the certificate of incorporation of the Merger Sub as in effect immediately prior to the Effective Time.

          2.D  Bylaws.  Immediately after the Effective Time, the bylaws of
               ------
Post-Merger Sullivan will be the bylaws of the Merger Sub as in effect immediately prior to the Effective Time.

          2.E  Board of Directors and Officers.  The board of directors and
               ----- -- --------- --- --------
officers of the Merger Sub immediately prior to the Effective Time will be the board of directors and the officers, respectively, of Post-Merger Sullivan immediately after the Effective Time, and such individuals will serve in such positions for the respective terms provided by applicable Legal Requirements or in the bylaws of Post-Merger Sullivan until their respective successors are elected and qualified.

          2.F  Name.  The name of Post-Merger Sullivan will be designated by
               ----
     Sinclair.

          2.G  Exchange Procedures.  At or after the Closing, each holder of
               -------- ----------
record of Sullivan Share Equivalents will deliver to Post-Merger Sullivan for cancellation the certificate(s) representing such Sullivan Share Equivalents (the "Old Sullivan Certificates"). Upon surrender of any Old Sullivan
      --- -------- ------------
Certificate for cancellation, subject to the provisions of this Agreement, (a) the holder of such Old Sullivan Certificate will receive in exchange therefor the Merger Consideration for the Sullivan Share Equivalents represented by such Old Sullivan Certificate, and (b) such Old Sullivan Certificate will be canceled. Until surrendered as contemplated by this Section 2.G, each Old Sullivan Certificate will, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Old Sullivan Certificate, the Merger Consideration for the Sullivan Share Equivalents represented by such Old Sullivan Certificate.

          2.H  No Further Rights; Transfer of Sullivan Stock.  The Merger
               -- ------- ------- -------- -- -------- -----
Consideration paid for any Sullivan Share Equivalent in accordance with the terms of this Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to such Sullivan Share Equivalent. At the Effective Time, the stock transfer books of Sullivan will be closed and no transfer of Sullivan Share Equivalents will thereafter be made.

                                  ARTICLE III

                       MERGER CONSIDERATION AND CLOSING


          3.A  Merger Consideration.
               ------ -------------

               (1) Amount for all Sullivan Share Equivalents in the Aggregate.
                   ------ --- --- -------- ----- ----------- -- --- ---------
     The amount of the aggregate "Merger Consideration" for all Sullivan Share Equivalents will an amount equal to the result of:

               (a) (i) the sum of (x) the product of the Cash Flow Multiplier and the Annualized Trailing Cash Flow plus (y) if the Cash Flow Multiplier is 12.00 and the Annualized Trailing Cash Flow is not less than the amount of the Target Cash Flow, then $2,620,000, plus (ii) the KOKH Amount, plus (iii) the Adjustment Amount (the amount described in this clause (a) being the "Base Merger Consideration")
                                                  ---- ------ -------------
          plus

               (b)  an amount equal to the Sullivan Receivable Proceeds (the

          "Receivable Merger Consideration"), which amount will be payable as
          ----------- ------ -------------
          provided in Section 3.G;

     provided that, if the Closing occurs on or prior to September 21, 1998, then the amount described in clauses (a)(i) above will not exceed $970,000,000. Subject to Section 3.A(4), the "Cash Flow Multiplier" means
     (x) 12.00, if the Closing occurs on or prior to June 23, 1998; (y) 12.25, if the Closing occurs after June 23, 1998 and on or prior to September 21,
     1998; and (z) 12.5, if the Closing occurs after September 21, 1998.   The
     "Target Cash Flow" means $78,115,000 plus the amount of all discretionary
     ------- ---- ----
     contributions actually made by Sullivan and its Subsidiaries to the 401(k) Plan with respect to any period after December 31, 1997.

               (2) Amount for any Particular Sullivan Share Equivalent.  With
                   ------ --- --- ---------- -------- ----- ----------
     respect to any particular Sullivan Share Equivalent, the "Merger Consideration" means the portion of the aggregate Merger Consideration for all Sullivan Share Equivalents which is equal to the amount that the holder of such Sullivan Share Equivalent would receive in respect of such Sullivan Share Equivalent if:

                   (a) all Sullivan Rights outstanding immediately prior to the Effective Time were converted into or exercised or exchanged for Sullivan Shares to the fullest extent permitted by the terms of such Sullivan Rights, immediately prior to the Effective Time,

                   (b) Sullivan (instead of the Old Sullivan Stockholders) received an amount equal to the aggregate Merger Consideration for all Sullivan Share Equivalents and applied a portion of such aggregate Merger Consideration to the redemption in full, in accordance with the provisions of its certificate of incorporation, of all preferred stock of Sullivan, if any, which is outstanding immediately prior to the Effective Time, and

                    (c) Sullivan thereafter distributed to the holders of the Sullivan Shares outstanding immediately prior to the Effective Time (after giving effect to the conversions, exercises and exchanges referred to in clause (a) above and the redemption described in clause
          (b) above), in accordance with the provisions of its certificate of incorporation, an amount equal to the aggregate Merger Consideration for the Sullivan Share Equivalents reduced by the amount required to effect the redemption described in clause (b) above, reduced, in the case of any Sullivan Right, by the exercise price (if any) payable upon the exercise of such Sullivan Right as described in clause (a) above. Sullivan will cause the holders of all Sullivan Rights to accept the Merger Consideration for such Sullivan Right in consideration for the cancellation of such Sullivan Right.

               (3)  Form of Merger Consideration.
                    ---- -- ------ -------------

                    (a) For Sullivan Preferred Stock.  Subject to the provisions
                        --- -------- --------- -----
          of Article II regarding the surrender of Old Sullivan Certificates, the amount of the aggregate Merger Consideration for the Sullivan Preferred Stock will be paid on behalf of the holders of Sullivan Preferred Stock on the Closing Date in cash by wire transfer of immediately available funds to such bank account(s) as the Stockholder Representative may designate to the Merger Sub not less than two (2) Business Days prior to the Closing Date.

                    (b) For Other Sullivan Share Equivalents.  Subject to the
                        --- ----- -------- ------ ----------
          provisions of Article II regarding the surrender of Old Sullivan Certificates, the Receivable Merger Consideration will be paid as provided in Section 3.G, and:

                    (i) at the option of the Merger Sub, up to One Hundred
               Million Dollars ($100,000,000) of the aggregate amount of the estimated Base Merger Consideration for the Sullivan Share Equivalents which are not Sullivan Preferred Stock (the "Sullivan
                                                                        --------
               Common Share Equivalents") will be paid to the holders of
               ------ ----- -----------
               Sullivan Common Share Equivalents on the Closing Date (the "Old
                                                                           ---
               Sullivan Common Stockholders") by the issuance of validly-issued,
               -------- ------ ------------
               fully-paid and nonassessable shares of Sinclair Common Stock which have been registered under the Securities Act (and which therefore will be tradeable on the Nasdaq National Market upon receipt thereof), and

                    (ii) the remainder of the estimated amount of such aggregate
               Base Merger Consideration will be paid for the account of the Old Sullivan Common Stockholders on the Closing Date in cash by wire transfer of immediately available funds to such bank account(s) as the Stockholder Representative may designate to the Merger Sub not less than two (2) Business Days prior to the Closing Date.

          The portion of the Base Merger Consideration which is payable in respect of the Sullivan Common Share Equivalents is referred to as the "Sullivan Common Base Merger Consideration." For purposes of this
           -------- ------ ---- ------ -------------
          Section 3.A(3)(b), shares of Sinclair Common Stock will be valued at the Average Trading Price. Notwithstanding the foregoing, the entire amount of the Sullivan Common Base Merger Consideration will be payable in cash in the manner provided in clause (ii) above if on the Closing Date shares of Sinclair Common Stock are not registered under the Securities Exchange Act, the registration described in clause (i) above has not been effected, and/or shares of Sinclair Common Stock are not traded on the Nasdaq National Market or a domestic national securities exchange. The respective portions of the Sullivan Common Base Merger Consideration which are payable in Sinclair Common Stock and cash will be allocated among the Old Sullivan Common Stockholders pro rata according to the respective amounts of the Sullivan Common Base Merger Consideration to be received by them, as determined in accordance with Section 3.A(2); provided that, in lieu of issuing a
                                          --------
          fractional share of Sinclair Common Stock to any Old Sullivan Common Stockholder, Sinclair or the Merger Sub will pay the Stockholder Representative as provided in clause (ii) above (for the account of such Old Sullivan Stockholder) an amount in cash equal to a corresponding fraction of the Average Trading Price.

                    (c) Share Certificates for ABRY Fund Partners.  Sinclair and
                        ----- ------------ --- ---- ---- --------
          the Merger Sub acknowledge that at or after the time of the Closing the ABRY Fund will distribute to its partners (who may in turn distribute to their partners, and so on) any or all of the shares of the Sinclair Common Stock which may be issuable to the ABRY Fund as part of the Sullivan Common Base Merger Consideration. At the request of the Stockholder Representative, the Merger Sub will cause to be issued and delivered to the Stockholder Representative (for the account of the ABRY Fund) certificates for any or all of such shares of Sinclair Common Stock, issued in such whole-number denominations and registered in such names or nominees, as the Stockholder Representative may request. Such certificates will be issued in whole number of shares only, and in lieu of any fractional share Sinclair or the Merger Sub will pay the Stockholder Representative (for the account of the ABRY Fund) an amount in cash equal to a corresponding fraction of the Average Trading Price.

                    (d) Escrow Deposit Under Certain Circumstances.
                        ------ ------- ----- ------- -------------
          Notwithstanding the foregoing, if the Estimated Receivable Amount set forth in Sullivan's Estimate Report (as it may be revised by Sullivan as provided in the penultimate sentence of Section 3.E(2)) is less than $24,000,000, then an amount equal to the excess of $24,000,000 over such Estimated Receivable Amount will be withheld from the cash portion of the Sullivan Common Base Merger Consideration to be paid to the Stockholder Representative pursuant to Section 3.A(3)(b) and will instead be deposited with the Estimate Escrow Agent as the Estimate Fund.

               (4)  Effect of Delay.
                    ------ -- -----

                    (a) If Caused by Sullivan.  If the Closing is delayed (a
                        -- ------ -- --------
          "Delay") solely by reason of (i) a breach by Sullivan of its
          ------
          obligations under this Agreement, (ii) the failure of a Sullivan Consent to be obtained, (iii) any loss, damage, impairment, condemnation, confiscation or interruption described in Section 7.L(1) or 7.L(2), and/or (iv) a delay in the Grant of any Required FCC Consent for a Spin-Off, or in the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, solely as a result of actions taken by Sullivan or its Subsidiaries (items described in clauses (i),
          (ii), (iii), and (iv) being "Causes"), then for purposes of
                                       ------
          determining the Cash Flow Multiplier and the amount described in
          Section 3.D(1)(b), the Closing will be deemed to have occurred on the day upon which it would have occurred but for such breach, failure, loss, damage, impairment, condemnation, confiscation or interruption.

                    (b) If Caused by Gross Revenue Shortfall.  As part of  the
                        -- ------ -- ----- ------- ---------
          Cash Flow Report delivered pursuant to Section 7.C(1) for each of March, April and May of 1998, Sullivan will deliver to Sinclair its good faith determination of the amount of the Gross Revenues, determined as if the last day of the month in question were the Measurement Date (such amount being the "Estimated Gross Revenues" for
                                                   --------- ----- --------
          such month). If the Estimated Gross Revenues for each of March, April and May of 1998 set forth in the corresponding Cash Flow Reports is less than the corresponding amount set forth in Section 10.E and all conditions to the Closing set forth in Articles IX and X (other than Section 10.E) have been satisfied or waived in writing (or would be satisfied by the delivery of documents or taking of other actions to be delivered or taken at the Closing) on June 23, 1998, then for purposes of determining the Cash Flow Multiplier, the Closing will be deemed to have occurred prior to June 23, 1998, if the Closing actually occurs on or prior to the fifth (5th) Business Day after the delivery of the Monthly Cash Flow Report for June, 1998.

          3.B  Annualized Trailing Cash Flow.
               ---------- -------- ---- ----

               (1) Trailing Cash Flow -- Basic Definition.  Subject to Sections
                   -------- ---- ------------- ----------
     3.B(2), 3.B(3), 3.B(4), 3.B(5), 3.B(6), and 13.Q, the "Trailing Cash Flow"
                                                            -------- ---- ----
     means the amount of

               (a) the consolidated net operating income of Sullivan and its Subsidiaries for the period (the "Measurement Period") beginning on
                                            ----------- ------
          January 1, 1998 and ending on the earlier of (i) the last day of the last full calendar month ended prior to the Closing Date and (ii) August 31, 1998 (such earlier date being the "Measurement Date"),
                                                        ----------- ----

               (b) increased by the amount of all non-recurring items incurred other than in the ordinary course of business, corporate overhead (including management and consulting fees, reimbursements paid or payable to ABRY Partners and all discretionary profit-sharing and 401(k) plan contributions), income taxes, interest expense, depreciation and amortization (including amortization in respect of Film Obligations) deducted in computing such net operating income,

               (c) reduced by the aggregate amount of all Film Obligations which were actually paid in cash pursuant to Program Contracts with respect to the Stations during such period and which became due after September 30, 1997 (determined under the terms and conditions of the related Program Contracts as in effect on December 31, 1997, or as initially entered into, if entered into after December 31, 1997), and

               (d) further reduced by the aggregate amount of all Film Obligations which were not paid in cash on or prior to the Measurement Date and which became due prior to the three-calendar-month-period ending on the Measurement Date (determined under the terms and conditions of the related Program Contracts as in effect on December 31, 1997, or as initially entered into, if entered into after December 31, 1997).

     For purposes of clause (b) above, except as provided in Section 3.B(3), "corporate overhead" is understood and agreed to include all expenses
     ---------- --------
     incurred in connection with the activities of the Corporate Personnel and (without duplication) all expenses which are not incurred for the benefit of a single Station (with an LMA Station and the Owned Station serving the same market being considered a single "Station" for purposes of this sentence) and which would not be incurred for the benefit of a single Station under customary industry practice.

               (2) Treatment of Barter-Related Items.  Notwithstanding GAAP to
                   --------- -- -------------- -----
     the extent GAAP are to the contrary, the Trailing Cash Flow will be determined exclusive of the value of any consideration received in barter for time on any Station pursuant to any Trade and expenses pertaining to air time provided in barter for products or services pursuant to any Trade.

               (3) Lobbying Expenses.  For purposes of determining the Trailing
                   -------- --------
     Cash Flow, and notwithstanding GAAP to the extent GAAP are to the contrary, 50% (and only 50%) of the amounts paid or payable to Policy Communications, Inc. and which are attributable to the Measurement Period will be deemed to constitute a part of corporate overhead, and therefore will be added pursuant to clause (b) of Section 3.B(1).

               (4) Treatment of Certain Cascom Items.  For purposes of
                   --------- -- ------- ------ -----
     determining the Trailing Cash Flow, and notwithstanding GAAP to the extent GAAP are to the contrary, any payment or accrual in respect of the "Cascom Bonus" (as that term is defined in the Executive Employment Agreement dated as of December 9, 1996 among Sullivan, Sullivan Broadcasting and Victor Rumore ("Rumore")) (so long as, by its terms, such Cascom Bonus will not
              ------
     continue to accrue after the Closing Date), and any expense relating to or arising out of the issuance in February, 1998 of shares of Sullivan Common Stock to Rumore, will be disregarded.

               (5) Treatment of Certain LMA Payments.  For purposes of
                   --------- -- ------- --- --------
     determining the Trailing Cash Flow, and notwithstanding GAAP to the extent GAAP are to the contrary, a portion of the amount payable by Sullivan or a Subsidiary of Sullivan under an Existing LMA for any period which is equal to the amount of the interest expense of the Person to whom such amount is payable for such period, plus the amount of all repayments of the principal amount of indebtedness of such Person from the proceeds of any such payment by Sullivan or a Subsidiary of Sullivan, will be treated as if it were interest expense of Sullivan and its Subsidiaries.

               (6) Application of GAAP.  Except as otherwise provided in this
                   ----------- -- ----
     Agreement, the Trailing Cash Flow will be determined in accordance with GAAP.

               (7) Annualized Trailing Cash Flow Defined.  The "Annualized
                   ---------- -------- ---- ---- -------
     Trailing Cash Flow" means the product of the Trailing Cash Flow multiplied by the amount (the "Annualization Factor") set forth below for the date
                         ------------- ------
     which is the Measurement Date:


                Measurement Date         Annualization Factor
                ----------- ----         ------------- ------
                March 31, 1998                 5.81419
                April 30, 1998                 3.87381
                May 31, 1998                   2.90996
                June 30, 1998                  2.34386
                July 31, 1998                  2.02835
                August 31, 1998                1.76026

         3.C    KOKH Amount.  The "KOKH Amount" means the result of:
                ---- ------        ---- ------
               (1) $30,066,000, plus a yield on such amount from January 30, 1998 to the date of the Closing computed at the Yield Rate, plus
                                                                 ----

               (2) for each payment made by Sullivan or any of its Subsidiaries after January 30, 1998 in respect of the "Purchase Price" under the KOKH Purchase Agreement or any out-of-pocket expense incurred in connection with the transactions contemplated by the KOKH Purchase Agreement, the amount of such payment plus a yield on such amount from the date it was paid to the Closing Date (or, if earlier in the case of any such expense which is later reimbursed by Sinclair, the date it is reimbursed by Sinclair), computed at the Yield Rate, plus
                     ----

               (3) for each capital contribution, loan or advance to Sullivan Broadcasting of Oklahoma City, Inc., a Delaware corporation ("SBOC"), or
                                                                   ----
     Sullivan Broadcasting License Holder, Inc., a Nevada corporation ("SBLH"),
                                                                        ----
     by Sullivan or another Subsidiary of Sullivan after January 30, 1998 and prior to the Closing, to the extent the proceeds thereof were used in connection with the operations of Station KOKH, the amount of such capital contribution, loan or advance, plus a yield on such amount from the date of such capital contribution, loan or advance to the Closing Date (or, if earlier, the date upon which such capital contribution, loan or advance is repaid) computed at the Yield Rate, less
                                                            ----
               (4) the amount of each payment made to Sullivan or any of its Subsidiaries after January 30, 1998 pursuant to the KOKH Purchase Agreement representing a reduction in the "Purchase Price" thereunder or a reimbursement of expenses incurred by SBOC or SBLH, and less
                                                         --- ----

               (5) the amount of any capital contribution, loan or advance described in clause (3) above which is repaid prior to the Adjustment Time.

The "Yield Rate" will be 7.125% per annum.
     ----- ----

          3.D  Adjustment Amount.
               ---------- ------

               (1) Basic Definition.  Subject to the provisions of Sections
                   ----- ----------
     3.D(2) through 3.D(6), the "Adjustment Amount" means:
                                 ---------- ------

                   (a) the result of the following, as of the Adjustment Time, for Sullivan and its Subsidiaries (including Sullivan Two and Sullivan Three, as if it each were a Subsidiary of Sullivan at the Adjustment
          Time), determined on a consolidated basis:

                       (i) the aggregate amount of all cash, cash equivalents,
               marketable securities, prepaid expenses, deposits (other than film deposits, if any) held by others and any current assets (including amounts receivable from employees and independent contractors and co-op receivables, and amounts payable to Sullivan or any of its Subsidiaries by reason of the termination of any interest rate hedging arrangement, assuming such arrangement were terminated immediately prior to the Adjustment
               Time) not otherwise described in this clause (i), other than the Sullivan Receivables (collectively, but excluding the Sullivan Receivables, the "Current Assets"), reduced (below zero, if
                                 ------- ------    ------- ------ ----- --
               necessary) by
               ---------- --

                       (ii) the aggregate principal amount of all outstanding
               Funded Indebtedness and the aggregate principal amount of the outstanding indebtedness guaranteed by Sullivan Broadcasting pursuant to the Mission Guarantees, in each case together with the amount of all unpaid accrued interest thereon, unpaid commitment fees and costs incurred in connection with the termination of any interest rate hedging arrangements, assuming such arrangement were terminated immediately prior to the Adjustment Time, but excluding any change of control, prepayment or other premium in respect of any such indebtedness, and excluding in all events the indebtedness of Sullivan Two and Sullivan Three represented by the promissory notes issued by them in connection with the Spin-Offs, and further reduced (below
                                                 --- ------- ------- ------
               zero, if necessary) by
               ----- -- ---------- --

                       (iii) without duplication of any amount reflected in
               clause (ii) above, all trade accounts payable, accrued expenses (including accrued vacation pay) and other current liabilities (collectively, the "Current Liabilities"), and further reduced
                                   ------- -----------    --- ------- -------
               (below zero, if necessary) by
               ------ ----- -- ---------- --

                       (iv) the aggregate amount of the proceeds (net of taxes
               and disposition costs) of all Designated Sales (as that term is defined in Section 7.A(5)(a)(y) consummated after the date of this Agreement and prior to the Adjustment Time; increased by
                                                                --------- --

                   (b) the applicable amount set forth below, if the Closing occurs on or after October 21, 1998



                      Closing Date                    Amount
                      ------------                    ------

               On or after October 21, 1998 but
                 prior to November 20, 1998         $10,000,000

               On or after November 20, 1998 but
                 prior to December 20, 1998         $20,000,000

               On or after December 20, 1998 but
                 prior to January 19, 1999          $30,000,000

               On or after January 19, 1999 but
                 prior to February 18, 1999         $40,000,000

               On or after February 18, 1999 but
                 prior to March 20, 1999            $50,000,000

               On or after March 20, 1999 but
                prior to April 19, 1998             $60,000,000

               On or after April 19, 1998           $70,000,000

          and reduced by
          --- ------- --

                   (c) the excess, if any, of (i) the product of $1,985,422 and a fraction, the numerator of which is the number of days during calendar year 1998 prior to the Closing Date and the denominator of which is 365, over (ii) the aggregate amount of the capital expenditures made by Sullivan and its Subsidiaries during calendar year 1998 and prior to the Adjustment Time.

               (2) Current Portion of Funded Indebtedness.  For purposes of
                   ------- ------- -- ------ ------------
     determining the Adjustment Amount, and notwithstanding GAAP to the extent GAAP are to the contrary, the "Current Liabilities" will not include the current portion of any Funded Indebtedness or any accrued interest thereon.

               (3) Transaction Expenses.  For purposes of determining the
                   ----------- --------
     Adjustment Amount, and notwithstanding GAAP to the extent GAAP are to the contrary, the "Current Liabilities" will include (i) all amounts incurred by Sullivan or any of its Subsidiaries (including on behalf of any Old Sullivan Stockholder, and including the fees and disbursements of advisors to Sullivan, Sullivan Two, Sullivan Three, the Old Sullivan Stockholders and the Stockholder Representative), in connection with the negotiation of, the execution of, the performance of Sullivan's, Sullivan Two's and Sullivan Three's obligations under, and the consummation or preparation for consummation of the transactions contemplated by, this Agreement and not paid prior to the Adjustment Time (all of which amounts Sinclair and Post-Merger Sullivan will pay and satisfy, or cause to be paid and satisfied, in full), other than any item which this Agreement specifies is to be at any Acquiring Party's expense, (ii) all amounts required to be paid by, or other obligations of Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three from and after the Adjustment Time pursuant to the various employment agreements among Sullivan, Sullivan Broadcasting and the Corporate Personnel (each of whom it is understood will resign or be terminated as of the Effective Time), and (iii) all amounts required to be paid by Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three from and after the Adjustment Time in connection with the termination of employment by Sullivan and its Subsidiaries of the Corporate Personnel or any Non-Continuing Station Manager effective as of the Closing Date.

               (4) Trade-Out Items.  For purposes of determining the Adjustment
                   --------- -----
     Amount, and notwithstanding GAAP to the extent GAAP are to the contrary, with respect to Trade-Out Receivables and Trade-Out Payables:

                   (a) the amount of Sullivan's or any of its Subsidiaries' obligations under, and the amount of the goods, services and other items to be received under, any Trade will be determined in accordance with standard industry valuation methods as of the date of this Agreement (provided that, in the case of goods, services and other
                     --------
          items to be so received, no such item will be valued at an amount which is greater than the fair value of such item at the Adjustment
          Time);

                   (b) the "Current Assets" will not include Trade-Out Receivables with respect to any Station;

                   (c) the "Current Liabilities" will not include Trade-Out Payables with respect to any Station except to the extent (and only to the extent) that the aggregate amount of the Trade-Out Payables with respect to such Station as of the Adjustment Time exceeds the aggregate amount of the Trade-Out Receivables with respect to such Station as of the Adjustment Time by more than $50,000; and

                   (d) for purposes of this Agreement (including clause (c) above), each Station which is a television translator station will be considered together with the related Station which is a full-power television station and all other related television translator stations.

               (5) Program Payments.  For purposes of determining the Adjustment
                   ------- --------
     Amount, and notwithstanding GAAP to the extent GAAP are to the contrary, "Current Assets" and "Current Liabilities" will not include any amounts in respect of Film Obligations, except that:

                   (a) the Current Liabilities will include the aggregate amount of all Film Obligations which become due prior to the first day of the calendar month which includes the Closing Date (determined under the terms and conditions of the related Program Contracts as then in effect) and which are not paid prior to the Adjustment Time;

                   (b) the Current Liabilities will include an amount equal to
          (i) the aggregate amount of all Film Obligations which are not paid prior to the Adjustment Time and which become due during the calendar month which includes the Closing Date (determined under the terms and conditions of the related Program Contracts as then in effect), multiplied by (ii) a fraction, the numerator of which is the number of days during such calendar month prior to, but not including, the Closing Date, and the denominator of which is the number of days during such calendar month;/1/

                   (c) the Current Assets will include an amount equal to (i) the aggregate amount of all Film Obligations which are paid prior to the Adjustment Time and which become due during the calendar month which includes the Closing Date (determined under the terms and conditions of the related Program Contracts as then in effect), multiplied by (ii) a fraction, the numerator of which is the number of days during such calendar month on and after, but not prior to, the Closing Date, and the denominator of which is the number of days during such calendar month;/2/ and

                   (d) the Current Assets will include an amount equal to the aggregate amount of all Film Obligations which become due after the final day of the calendar month which includes the Closing Date (determined under the terms and conditions of the related Program Contracts as then in effect) and which are paid prior to the Adjustment Time.

-----------------

 /1/ e.g., if the Closing occurs on June 20, 1998, then the fraction described in this clause (b) will be 19/30.

 /2/ e.g., if the Closing occurs on June 20, 1998, then the fraction described in this clause (c) will be 11/30.

               (6) Tax Matters. For purposes of determining the Adjustment
                   --- -------
     Amount and notwithstanding GAAP to the extent GAAP are to the contrary:

                   (a) Closing of Books. The Tax liabilities for each Straddle
                       ------- -- -----
          Period will be determined by closing the books and records of Sullivan, its Subsidiaries, Sullivan Two and Sullivan Three as of the Adjustment Time, and by treating the portion of such Straddle Period ending on (and including) the day prior to the Closing Date and the portion of the Straddle Period beginning on the Closing Date as if they were separate Tax periods, and by employing accounting methods which are consistent with those employed in preparing the Tax Returns for Sullivan, its Subsidiaries, Sullivan Two and Sullivan Three in prior periods except as otherwise required by applicable law, and which do not have the effect of distorting income or expenses (taking into account the transactions contemplated by this Agreement), except that Taxes based on items other than income or sales (for this purpose, a Tax imposed under alternative methods, at least one of which is based on income, will be considered an income Tax) will be computed for such Straddle Period by prorating on a time basis between the portion of the Straddle Period beginning on the first day of the applicable Straddle Period and ending on (and including) the day prior to the Closing Date and the period beginning on the Closing Date and ending on the last day of such Straddle Period; provided that (x) with respect to any Tax which is not in effect during the entire Straddle Period, the proration of such Tax will be based on the period during the Straddle Period that such Tax was in effect, and (y) for all such purposes, the Sullivan Two Spin-Off will be deemed to have occurred after the Adjustment Time and the Sullivan Three Spin-Off will be deemed to have occurred prior to the Adjustment Time, with the effect that any liability for Spin-Off Taxes relating to the Sullivan Three Spin-Off, but not Spin-Off Taxes relating to the Sullivan Two Spin-Off, will constitute Current Liabilities.

                   (b) Determination of Spin-Off Tax Liabilities.  The
                       ------------- -- -------- --- -----------
          respective amounts of Sullivan's, its Subsidiaries', Sullivan Two's and Sullivan Three's aggregate liabilities for the Spin-Off Taxes arising from the Sullivan Two Spin-Off (the "Sullivan Two Spin-Off Tax
                                                       -------- --- -------- ---
          Liability") and the Sullivan Three Spin-Off (the "Sullivan Three Spin-
          ---------                                         -------- ----- ----
          Off Tax Liability") will be determined by applying all available net
          --- --- ---------
          operating losses and other items of deduction and credit (collectively, "Tax Benefits"). Those Tax Benefits which are
                          --- --------
          permitted under the applicable Legal Requirements to be applied to reduce either the Sullivan Two Spin-Off Tax Liability or Sullivan Three Spin-Off Tax Liability (as distinct from those Tax Benefits which are only permitted to be applied to reduce one such Tax Liability but not the other) will be applied pro rata, based on the respective amounts of the Sullivan Two Spin-Off Tax Liability for the Tax in question and the Sullivan Three Spin-Off Tax Liability for the Tax in question determined prior to the application of such Tax Benefits.

               (7) Application of GAAP.  Except as otherwise provided in this
                   ----------- -- ----
     Agreement, the Adjustment Amount will be determined in accordance with GAAP.

          3.E  Estimates of Annualized Trailing Cash Flow, KOKH Amount and
               --------- -- ---------- -------- ---- ----- ---- ------ ---
Adjustment Amount for Closing Purposes.
---------- ------ --- ------- --------

               (1) Estimates to be Given Effect.  For purposes of determining
                   --------- -- -- ----- ------
     the amount of Base Merger Consideration to be paid at the Closing, the Annualized Trailing Cash Flow, the KOKH Amount and the Adjustment Amount will be deemed to be equal to the Estimated Annualized Trailing Cash Flow, the Estimated KOKH Amount and the Estimated Adjustment Amount, respectively, determined under this Section 3.E. Notwithstanding this
     Section 3.E and Section 3.F, if the Annualized Trailing Cash Flow has been finally determined pursuant to Section 3.J, then the amount so finally determined will be used to determine the amount of the Sullivan Base Merger Consideration to be paid at the Closing and the ultimate amount of the Sullivan Common Base Merger Consideration, and the provisions of this
     Section 3.E and Section 3.F will apply only to the KOKH Amount and the Adjustment Amount and not the Annualized Trailing Cash Flow. For purposes of determining the Estimated Adjustment Amount, the aggregate amount of the Current Liabilities will be assumed to be $5,600,000 (unless Sullivan proposes a larger amount in Sullivan's Estimate Report).

               (2) Sullivan's Estimate Report.  At least five Business Days
                   ---------- -------- ------
     prior to any date scheduled for the Closing pursuant to Section 3.H, Sullivan will prepare and deliver to Sinclair a written report ("Sullivan's
                                                                      ----------
     Estimate Report") setting forth in reasonable detail Sullivan's good faith
     -------- ------
     estimates of the Annualized Trailing Cash Flow, the KOKH Amount and the Adjustment Amount as of such scheduled Closing date and Sullivan's good faith estimate of the gross amount of all Sullivan Receivables for which the date of the underlying invoice is not earlier than the 120th day prior to the Closing Date (the amount of such latter estimate being the "Estimated Receivable Amount"). After delivery of Sullivan's Estimate
     ---------- ---------- --------
     Report, Sullivan will (and will cause its Subsidiaries to) allow Sinclair and its legal and accounting representatives and advisors reasonable access to Sullivan's and its Subsidiaries' books and records to enable Sinclair to verify the accuracy of the estimated amounts set forth in Sullivan's Estimate Report. Sullivan will, in good faith, consider and make revisions to such estimated amounts, but will not be obligated to make any adjustment with which, in good faith, it does not agree. The estimates of the Annualized Trailing Cash Flow, the KOKH Amount and the Adjustment Amount set forth in Sullivan's Estimate Report," as they may be adjusted by Sullivan as described in the preceding sentence, will be the "Estimated
                                                                   ---------
     Annualized Trailing Cash Flow," the "Estimated KOKH Amount" and the
     ---------- -------- ---- ----        --------- ---- ------
     "Estimated Adjustment Amount," respectively, for the scheduled Closing date
     ---------- ---------- ------
     in question.

          3.F  Final Determination of Base Merger Consideration after the
               ----- ------------- -- ---- ------ ------------- ----- ---
Closing.
-------

               (1) Post-Closing Report.  On or prior to the one hundred tenth
                   ------------ ------
     (110th) day after the Closing Date, Post-Closing Sullivan will prepare and submit to the Stockholder Representative consolidated and consolidating statements of income for Sullivan and its Subsidiaries for the period beginning on January 1, 1998 and ending on the Measurement Date and consolidated and consolidating balance sheets for Sullivan and its Subsidiaries (including each of Sullivan Two and Sullivan Three, as if it were a Subsidiary of Sullivan as of the Adjustment Time) as of the Adjustment Time, together with Post-Merger Sullivan's determination of the aggregate Base Merger Consideration (the "Post-Closing Report"); provided that, if the Annualized
                         ------------ ------    --------
     Trailing Cash Flow has been finally determined prior to the Closing pursuant to Section 3.J, then the Post-Closing Report need not contain such consolidated and consolidating statements of income. The Acquiring Parties will (and will cause their respective Subsidiaries to) allow the Stockholder Representative and its legal and accounting representatives and advisors reasonable access to Post-Merger Sullivan's and its Subsidiaries' books and records to enable the Stockholder Representative to timely review and dispute the contents of the Post-Closing Report. Post-Closing Sullivan's determination of the aggregate Sullivan Common Base Merger Consideration set forth in the Post-Closing Report will become final and binding upon the Parties and the Old Sullivan Common Stockholders on the thirtieth (30th) day after the Post-Closing Report is given to the Stockholder Representative unless, prior to such thirtieth (30th) day, the Stockholder Representative gives Post-Closing Sullivan written notice stating that the Stockholder Representative disagrees with such determination and stating in reasonable detail the nature, extent of, and basis for, the Stockholder Representative's disagreement and the Stockholder Representative's determination of the aggregate Sullivan Common Base Merger Consideration.

               (2) Good Faith Resolution.  If the Stockholder Representative
                   ---- ----- ----------
     timely gives Post-Closing Sullivan such a dispute notice, then, during the thirty (30) days after the Stockholder Representative gives such dispute notice, the Stockholder Representative and Post-Merger Sullivan will attempt in good faith to resolve such disagreement, and any mutual determination of the amount of the aggregate Sullivan Common Base Merger Consideration by the Stockholder Representative and Post-Merger Sullivan will be final and binding upon the Parties and the Old Sullivan Stockholders on the date of such mutual determination.

               (3) Arbitration of Dispute.  If any such dispute cannot be
                   ----------- -- -------
     resolved by the Stockholder Representative and Post-Merger Sullivan on or prior to such thirtieth (30th) day, then such dispute will be referred to Ernst & Young, and such firm's determination of the aggregate Sullivan Common Base Merger Consideration will be final and binding upon the Parties and the Old Sullivan Common Stockholders on the date such firm's report of its determination of the aggregate Sullivan Common Base Merger Consideration has been delivered to Post-Merger Sullivan and the Stockholder Representative.

               (4) Computation and Entitlement to Payment after Resolution.  If
                   ----------- --- ----------- -- ------- ----- ----------
     the amount of the aggregate Sullivan Common Base Merger Consideration finally determined in accordance with this Section 3.F exceeds the amount of the estimated Sullivan Common Base Merger Consideration paid to the Stockholder Representative for the account of the Old Sullivan Common Stockholders at the Closing (disregarding the amount, if any, deposited in the Estimate Fund pursuant to Section 3.A(3)(d)) (the "Estimated Sullivan
                                                            --------- --------
     Common Base Merger Consideration"), then (subject to the provisions of
     ------ ---- ------ -------------
     Article II regarding the surrender of Old Sullivan Certificates) the Old Sullivan Common Stockholders will be entitled to receive the amount of such excess pursuant to Section 3.F(5). If the Estimated Sullivan

     Common Base Merger Consideration exceeds the amount of the aggregate Sullivan Common Base Merger Consideration finally determined in accordance with this Section 3.F, then (subject to the limitation set forth in Section 3.F(5)) Post-Merger Sullivan will be entitled to receive the amount of such excess pursuant to Section 3.F(5). Any amount which becomes payable pursuant to this Section 3.F(4) (except to the extent paid to Post-Merger Sullivan from the Estimate Fund) will constitute an adjustment of the aggregate Sullivan Common Base Merger Consideration paid at the Closing.

               (5) Payment after Resolution.
                   ------- ----- ----------

                   (a) If Payable to the Old Sullivan Stockholders.  Any amount
                       -- ------- -- --- --- -------- ------------
          which becomes payable to the Old Sullivan Common Stockholders pursuant to Section 3.F(4) will be paid to the Stockholder Representative, for distribution by the Stockholder Representative to the Old Sullivan Common Stockholders, pro rata according to the remaining amounts of the Sullivan Common Base Merger Consideration payable to them. Any such amount will be paid to the Stockholder Representative from the amount (if any) deposited in the Estimate Fund pursuant to Section 3.A(3)(d), to the extent of the amount so deposited. If no such deposit is made, or if such deposit is made and the amount to be paid to the Old Sullivan Common Stockholders pursuant to Section 3.F(4) exceeds the amount so deposited, then the amount (or the remaining amount, as applicable) so payable (for the Old Sullivan Stockholders' benefit) will be paid by Post-Merger Sullivan.

                   (b)  If Payable to Post-Merger Sullivan.  Any amount which
                        -- ------- -- ----------- --------
          becomes payable to Post-Merger Sullivan pursuant to Section 3.F(4) will be paid from the amount (if any) deposited in the Estimate Fund pursuant to Section 3.A(3)(d), to the extent of the amount so deposited. If no such deposit is made, or if such deposit is made and the amount to be paid to Post-Merger Sullivan pursuant to Section 3.F(4) exceeds the amount so deposited, then the amount (or the remaining amount, as applicable) so payable to Post-Merger Sullivan may be recovered by Post-Merger Sullivan from either or both of (i) the proceeds of the Sullivan Receivables received by Sinclair and its Subsidiaries during the Collection Period as provided in Section 3.G(4) and (ii) the amounts deposited in the Indemnity Fund, and no additional amount will be payable to Post-Merger Sullivan (the amount, if any, deposited in the Estimate Fund pursuant to Section 3.A(3)(d), the amount of such proceeds of the Sullivan Receivables, and the amounts deposited in the Indemnity Fund pursuant to Section 3.G(4) being Post-Merger Sullivan's sole source of payment of any amount which may be owing to Post-Merger Sullivan by reason of the estimated amount of the aggregate Sullivan Common Base Merger Consideration paid to the Stockholder Representative at the Closing being greater than the Sullivan Common Base Merger Consideration as finally determined pursuant to this Section 3.F).

                   (c) Interest on Certain Amounts.  Any amount payable by
                       -------- -- ------- -------
          Post-Merger Sullivan pursuant to this Section 3.F(5) will bear interest at the rate of 18% per annum from the third (3rd) Business Day after the date upon which the aggregate Sullivan Common Base Merger Consideration is finally determined in accordance with this Section 3.F through and including the date upon which such amount and all such interest are paid in full (it being understood that in no event will interest be payable to any Old Sullivan Common Stockholder in respect of any period prior to the date upon which such Old Sullivan Common Stockholder surrenders the Old Sullivan Certificate representing the Sullivan Common Share Equivalent in question).

                   (d) Payment of Undisputed Amount.  To the extent the
                       ------- -- ---------- ------
          aggregate Sullivan Common Base Merger Consideration and the resulting amount of any payment which may be required pursuant to Section 3.F(4) are not in dispute, Post-Merger Sullivan may retain proceeds of Sullivan Receivables as provided in Section 3.G(4), Post-Merger Sullivan or the Stockholder Representative will be entitled to withdraw amounts from the Estimate Fund and/or the Indemnity Fund, and the Stockholder Representative will be entitled to receive payments from Post-Merger Sullivan (for the account of the Old Sullivan Common Stockholders) of the amounts payable to the Old Sullivan Common Stockholders, as the case may be./3/

                    (e) Payments from Escrow Funds.  All payments made from the
                        -------- ---- ------ -----
          Estimate Fund or the Indemnity Fund pursuant to this Section 3.F(5) will be requested and made in accordance with the terms of the Estimate Escrow Agreement or the Indemnity Escrow Agreement, as applicable. Earnings on the amount (if any) deposited in the Estimate Fund or the Indemnity Fund will be paid to the Person(s) ultimately entitled to receive the amount so deposited, pro rata based on the respective portions of the amount deposited in such Fund to be paid to them.

               (6) Costs of Dispute Resolution.  The prevailing party in any
                   ----- -- ------- ----------
     determination pursuant to Section 3.F(3) will be entitled to recover from the non-prevailing party such prevailing party's reasonable attorneys' fees and disbursements in addition to any amount owing to it at the Closing, and the nonprevailing party also will be required to pay all other reasonable costs and expenses associated with such determination; provided that (a) if
                                                            --------
     the independent public accounting firm which makes such determination is unable to determine that a party is the prevailing party, then such costs and expenses will be equitably

----------------

 /3/ By way of illustration, assume that (a) the Estimated Adjustment Amount is $20,000,000, (b) neither the amount of the Annualized Trailing Cash Flow nor the KOKH Amount is in dispute, and (c) no amount is deposited in the Estimate Fund. If the Post-Closing Report indicates that the Adjustment Amount is $18,500,000 and the Stockholder Representative disputes that determination and asserts that the Adjustment Amount is $19,000,000, then only $500,000 is in dispute. In that case, even prior to the resolution of such dispute, Post-Merger Sullivan will be entitled to retain from the proceeds of the Sullivan Receivables as provided in
Section 3.G(4), or withdraw from the Indemnity Fund, $1,000,000 (along with a proportionate share of the "Escrow Income" referred to in the Indemnity Escrow Agreement, in the case of such a withdrawal from the Indemnity Fund).

allocated by such firm upon the basis of the outcome of such determination, and
(b) if such firm is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Post-Merger Sullivan and one-half by the Stockholder Representative (on behalf of the Old Sullivan Stockholders), and each of them will pay the out-of-pocket expenses incurred by it. Such independent accounting firm may designate the prevailing party for purposes of this Section 3.F(6).

          3.G  Sullivan Receivables.
               -------- -----------

               (1) Defined.  The "Sullivan Receivables" means all trade and
                   -------        -------- -----------
     other accounts and notes receivable of Sullivan and its Subsidiaries (including each of Sullivan Two and Sullivan Three, for this purpose) arising from the sale of advertising time (including so-called "infomercials") and other paid programming time on the Stations, determined on a consolidated basis as of the Adjustment Time.

               (2) Collection and Application.  On, and during the 120 days
                   ---------- --- -----------
     after, the Closing Date (the "Collection Period"), Post-Merger Sullivan and
                                   ---------- ------
     Sinclair will, and will cause their respective Subsidiaries to, use reasonable efforts in accordance with their respective normal business practices (not including resorting to or threatening litigation) to collect the Sullivan Receivables, including issuing invoices for those Sullivan Receivables for which invoices have not been issued prior to the Closing Date. Collections from any Person which is a debtor with respect to any Sullivan Receivable (a "Sullivan Debtor") will be applied in the
                             -------- ------
     chronological order of the billings of Sullivan, Sullivan Two, Sullivan Three, Post-Merger Sullivan and their respective Subsidiaries, as applicable, to such Sullivan Debtor (i.e., to the oldest unpaid billing first) unless (i) such Sullivan Debtor disputes in writing its obligation to pay such billing, (ii) such Sullivan Debtor indicates in writing that such payment is to be applied in another, specified manner, or (iii) other facts or circumstances exist in light of which it would be reasonable to conclude that such Sullivan Debtor does not intend such payment to be applied in such a manner.

               (3) Efforts by Stockholder Representative or Old Sullivan
                   ------- -- ----------- -------------- -- --- --------
     Stockholders.  So long as Post-Merger Sullivan and Sinclair are in
     ------------
     compliance with this Section 3.G, neither the Stockholder Representative nor any Old Sullivan Stockholder will make any direct solicitation of any Sullivan Debtor for purposes of collecting any Sullivan Receivable during the Collection Period, except as may be agreed to by Post-Merger Sullivan and the Stockholder Representative and except with respect to those Sullivan Receivables which may be or become more than 180 days past due and those Sullivan Receivables with respect to which Post-Merger Sullivan, Sinclair or any of their respective Subsidiaries has received written notice of a dispute from the related Sullivan Debtor (a copy of which notice Post-Merger Sullivan will promptly forward to the Stockholder Representative).

               (4) Payment of Proceeds.  After the end of the Collection Period
                   ------- -- --------
     and on or prior to the 150th day after the Closing Date, Post-Merger Sullivan will pay over an amount equal to the aggregate proceeds received by Sinclair and its Subsidiaries in respect of Sullivan Receivables during the Collection Period, plus interest thereon computed as described below (collectively, the "Sullivan Receivable Proceeds"), as
                                            -------- ---------- --------
     follows (without set-off in respect of any other liability or obligation of any Person, whether arising pursuant to this Agreement or otherwise except as expressly provided in this Section 3.G(4)):

               (a) the sum of (x) an amount equal to the aggregate amount of all Loss and Expense (as that term is defined in the Indemnity Agreement) asserted in writing pursuant to Section 2 of the Indemnity Agreement as recoverable under Section 3 of the Indemnity Agreement and (y) the amount which Post-Merger Sullivan asserts in good faith it will be owed pursuant to Section 3.F(4), if the amount of the aggregate Sullivan Common Base Merger Consideration has not been finally determined in accordance with Section 3.F (or, if less than such sum, the entire amount of the Sullivan Receivable Proceeds) will be paid to the Indemnity Escrow Agent and deposited in the Indemnity Fund, and

               (b) the remainder of the Sullivan Receivable Proceeds will be paid to the Stockholder Representative, for the account of the Old Sullivan Common Stockholders, as part of the Merger Consideration for the Sullivan Common Share Equivalents,

     in each case by wire transfer of immediately available funds to the account specified by the recipient thereof; provided that, from and after the time
                                         --------
     when the amount of the aggregate Sullivan Common Base Merger Consideration is finally determined in accordance with Section 3.F, if any amount is payable to Post-Merger Sullivan pursuant to Section 3.F(4) based on such determination, then Post-Merger Sullivan may retain from the aggregate proceeds received by Sinclair and its Subsidiaries in respect of the Sullivan Receivables during the Collection Period the amount so owed to it, and the Sullivan Receivable Proceeds will be reduced by such amount. At the time of the payments described in clauses (a) and (b) above, Post-Merger Sullivan will deliver to the Stockholder Representative a report which specifies the application to the Sullivan Receivables and other accounts receivable of the collections received during the Collection Period. Interest will be computed on the full amount of the Sullivan Receivable Proceeds (exclusive of interest which is part thereof) from and after the 74th day after the Closing to the date upon which the payments described in clauses (a) and (b) above are made), at the rate of 7.125% per annum.

               (5) Transfer after Collection Period.  Immediately following the
                   -------- ----- ---------- ------
     last day of the Collection Period, Post-Merger Sullivan and Sinclair will, and will cause their respective Subsidiaries to, transfer and assign to the Stockholder Representative (for the account of the Old Sullivan Common Stockholders) all rights with respect to the Sullivan Receivables to the extent they have not then been collected in full, together with all files concerning such Sullivan Receivables, and Post-Merger Sullivan, Sinclair and their respective Subsidiaries will have no further responsibilities pursuant to this Section 3.G with respect to any Sullivan Receivable except to remit to the Stockholder Representative (on behalf of the Old Sullivan Stockholders) as provided in Section 3.G(4) any Sullivan Receivable Proceeds received after the Collection Period. Such transfer, assignment and remittance will constitute a part of the payment of the Sullivan Common Merger

     Consideration.

               (6) Access to Information.  During and after the Collection
                   ------ -- -----------
     Period, the Acquiring Parties will, and will cause their respective Subsidiaries to, furnish the Stockholder Representative and its agents, representatives and advisors with all information (including reasonable access to their respective books and records) which the Stockholder Representative reasonably requests in order to monitor, confirm or dispute the Acquiring Parties' compliance with this Section 3.G.

          3.H Closing Time and Place. Subject to Section 12.A, the consummation of the Merger and the payment of the Base Merger Consideration for Sullivan Share Equivalents to be paid at such time (the "Closing") will be held
                                                         -------
in the offices of Kirkland & Ellis, in New York, New York, at 10:00 a.m., local time, on the date determined pursuant to the following two sentences, or at such other place and/or at such other time and date as the Merger Sub and Sullivan may agree in writing. The Closing will occur on a date designated by the Merger Sub by written notice to Sullivan not less than ten Business Days in advance of such date (which designated date will be not later than the Expiration Date). Notwithstanding the foregoing, but subject to Section 12.A, if on a date for the Closing described in the preceding sentence or specified pursuant to this sentence any condition of the Merger Sub or Sullivan specified in Article IX or X has not been satisfied (and will not be satisfied by the delivery of documents at the Closing) or waived in writing, then the date for the Closing will be extended to any date specified by the Merger Sub to Sullivan with not less than 10 Business Days' notice to the other (subject to the Merger Sub's and Sullivan's respective conditions to the Closing set forth in Articles IX and X being satisfied or waived in writing on such specified date); provided that any
                                                              --------
such specified date will be on or prior to the Expiration Date.

          3.I Deliveries at the Closing. All actions on the Closing Date (including those described in Sections 11.D and 11.E) will be deemed to occur simultaneously, and no document or payment to be delivered or made on the Closing Date will be deemed to be delivered or made until all such documents and payments are delivered or made to the reasonable satisfaction of Sullivan, the Merger Sub, the Stockholder Representative and their respective legal counsel.

               (1) Delivery of Earnest Money.  At the Closing, to the extent
                   -------- -- ------- -----
     then held by the Earnest Money Escrow Agent, the Earnest Money Fund (together with all Earnest Money Income, if any, received and held by the Earnest Money Escrow Agent and the right to receive all Earnest Money Income, if any, not yet received by the Earnest Money Escrow Agent) will be delivered to the Merger Sub.

               (2) Deliveries by Sullivan.  At the Closing, Sullivan will
                   ---------- -- --------
     deliver to the Merger Sub the following:

                   (a) the minute book, stock transfer book and other records relating to the internal corporate affairs of Sullivan and each Subsidiary of Sullivan (other than Sullivan Two and Sullivan Three) which are in Sullivan's and its Subsidiaries' possession, and resignations of the officers and directors of each of Sullivan and the Subsidiaries of Sullivan, which resignations will be effective as of the Effective Time;

                   (b) all mortgage discharges or releases of Liens that, upon the repayment in full of all outstanding Funded Indebtedness and other obligations of Sullivan and its Subsidiaries (other than Sullivan Two and Sullivan Three) under the Sullivan Senior Debt Arrangements as described in Section 11.E and all other Funded Indebtedness of Sullivan and its Subsidiaries (other than Sullivan Two and Sullivan Three) and all related interest and other obligations, the release of the Mission Guarantees, any required execution and delivery thereof by Sullivan or a Subsidiary of Sullivan (other than Sullivan Two and Sullivan Three), and any requisite filing thereof, will be sufficient to cause the Station Assets held by Sullivan and its Subsidiaries (other than the assets and properties transferred in the Spin-Offs) and the capital stock of Sullivan's Subsidiaries (other than Sullivan Two and Sullivan Three) to be as described in the second sentence of
          Section 4.G(1) and in Sections 4.G(4) and 4.Q;

                   (c) a certificate of the President or Chief Executive Officer of Sullivan dated the Closing Date to the effect that, except as specified in such certificate, to the best of such officer's knowledge, the conditions set forth in Sections 10.A(1) and 10.A(2) have been fulfilled;

                   (d) a certificate of Sullivan dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Sections 10.A(1) and 10.A(2) have been fulfilled;

                   (e) a certified copy of the resolutions or action by written consent of the board of directors and stockholders of Sullivan authorizing the Merger and Sullivan's execution, delivery and performance of this Agreement;

                   (f) certificates as to the existence and/or good standing of Sullivan and each of its Subsidiaries (other than Sullivan Two and Sullivan Three), in each case issued by the Secretary of State or a comparable official of each jurisdiction specified for such corporation on the attached Schedule 4O and dated on or after the fifth Business Day prior to the Closing Date, certifying as to the existence and/or good standing of such corporation in such jurisdictions;

                   (g) one or more opinions of counsel or special counsel to Sullivan, each dated the Closing Date, as to the matters set forth in the attached Exhibit C; and
                       ------- -

                   (h) such other documents, instruments and receipts as the Merger Sub may reasonably request in order to effectuate the Merger and the other transactions contemplated by this Agreement to be consummated at the Closing.

     Each of the foregoing will be reasonably satisfactory in form to the Merger Sub and its legal counsel.

               (3) Deliveries by the Merger Sub.  At the Closing, the Merger Sub
                   ---------- -- --- ------ ---
     will deliver or cause to be delivered to the Stockholder Representative stock certificates for Sinclair Common Stock (if shares of Sinclair Common Stock are to be part of the Merger Consideration) and cash as described in
     Section 3.A representing the aggregate Base Merger Consideration in respect of the Sullivan Share Equivalents, determined based upon the Estimated Annualized Trailing Cash Flow (or the Annualized Trailing Cash Flow, if it has been finally determined pursuant to Section 3.J), the Estimated KOKH Amount and the Estimated Adjustment Amount (subject to the provisions of Article II), together with the following:

                   (a) a certificate of an officer or similar official of the Merger Sub dated the Closing Date to the effect that, except as specified in such certificate, to the best of such officer's or official's knowledge, the conditions set forth in Section 9.A(1) and 9.A(2) have been fulfilled;

                   (b) a certificate of an officer or similar official of Sinclair dated the Closing Date to the effect that, except as specified in such certificate, to the best of such officer's or official's knowledge, the conditions set forth in Sections 9.A(1) and 9.A(2) have been fulfilled;

                   (c) a certificate of the Merger Sub dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Sections 9.A(1) and 9.A(2) have been fulfilled;

                   (d) a certificate of Sinclair dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Sections 9.A(1) and 9.A(2) have been fulfilled;

                   (e) a certified copy of the resolutions or action by written consent of the board of directors and stockholders of the Merger Sub authorizing the Merger and the Merger Sub's execution, delivery and performance of this Agreement;

                   (f) a certified copy of the resolutions or action by written consent of the board of directors of Sinclair authorizing Sinclair's execution, delivery and performance of this Agreement;

                   (g) certificates as to the existence and/or good standing of Sinclair and the Merger Sub, in each case issued by the Secretary of State or a comparable official of such jurisdictions as Sullivan may reasonably request and dated on or after the fifth Business Day prior to the Closing Date, certifying as to the existence and/or good standing of such corporation in such jurisdictions;

                   (h) one or more opinions of counsel or special counsel to Sinclair and the Merger Sub, each dated the Closing Date, as to the matters set forth in the attached Exhibit D; and
                                            ------- -

                   (i) such other documents, instruments and receipts as Sullivan may reasonably request in order to effectuate the Merger and the other transactions contemplated by this Agreement to be consummated at the Closing (including the registration and issuance of any Sinclair Common Stock which is part of the Merger Consideration).

     Each of the foregoing will be reasonably satisfactory in form to Sullivan and its legal counsel.

          3.J  Determination of Trailing Cash Flow and Gross Revenues.
               ------------- -- -------- ---- ---- --- ----- --------

               (1) Gross Revenues Defined.  The "Gross Revenues" for any period
                   ----- -------- -------        ----- --------
     means the amount of the gross revenues of Sullivan and its Subsidiaries from all sources, determined in accordance with GAAP on a consolidated basis, but excluding revenues (other than from the sale of advertising or paid programming time on the Stations) of a non-recurring nature generated other than in the ordinary course of business.

               (2) Examination of Cash Flow Reports. Without limiting Section
                   ----------- -- ---- ---- -------
     7.C(2), Sullivan will (and will cause its Subsidiaries to) allow Sinclair and its legal and accounting representatives and advisors reasonable access to Sullivan's and its Subsidiaries' books and records to enable Sinclair to evaluate and dispute Sullivan's determination of the Trailing Cash Flow and the Gross Revenues set forth in each Cash Flow Report. Sullivan's determination of the Trailing Cash Flow or the Gross Revenues set forth in any Cash Flow Report will become final and binding upon the parties to this Agreement and the Old Sullivan Stockholders on the fifteenth (15th) Business Day after such Cash Flow Report is given to Sinclair unless, prior to such fifteenth (15th) Business Day, Sinclair gives Sullivan written notice stating that Sinclair disagrees with such determination and stating in reasonable detail the nature, extent of, and basis for, Sinclair's disagreement and Sinclair's determination of the Trailing Cash Flow or Gross Revenues, as the case may be, for the period in question.

               (3) Good Faith Resolution.  If Sinclair timely gives Sullivan
                   ---- ----- ----------
     such a dispute notice, then, during the five (5) Business Days after Sinclair gives such dispute notice, Sullivan and Sinclair will attempt in good faith to resolve such disagreement, and any mutual determination of the amount of the Gross Revenues or the Trailing Cash Flow, as the case may be, for the period in question by Sullivan and Sinclair will be final and binding upon the parties to this Agreement and the Old Sullivan Stockholders on the date of such mutual determination.

               (4) Arbitration of Dispute.  If any such dispute cannot be
                   ----------- -- -------
     resolved by Sullivan and Sinclair on or prior to such fifth (5th) Business Day, then such dispute will be referred to Ernst & Young, and such firm's determination of the Gross Revenues or the Trailing Cash Flow, as the case may be, for the period in question will be final and binding upon the parties to this Agreement and the Old Sullivan Stockholders on the date such firm's report of its determination of the Gross Revenues or the Trailing Cash Flow, as the case may be, for such period has been delivered to Sullivan and Sinclair.

               (5) Costs of Dispute Resolution.  The prevailing party in any
                   ----- -- ------- ----------
     determination pursuant to Section 3.J(4) will be entitled to recover from the non-prevailing party such prevailing party's reasonable attorneys' fees and disbursements, and the nonprevailing party also will be required to pay all other reasonable costs and expenses associated with such determination; provided that (a) if the independent public accounting firm which makes such determination is unable to determine that a party is the prevailing party, then such costs and expenses will be equitably allocated by such firm upon the basis of the outcome of such determination, and (b) if such firm is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Sullivan and one-half by Sinclair, and each of them will pay the out-of-pocket expenses incurred by it. Such independent accounting firm may designate the prevailing party for purposes of this Section 3.J(5).

               (6) Outdated Determination.  If the Trailing Cash Flow or the
                   -------- -------------
     Gross Revenues for any period believed to be the Measurement Period are determined in accordance with this Section 3.J but such period is not the actual Measurement Period, then the Trailing Cash Flow or the Gross Revenues, as the case may be, will later be determined for the actual Measurement Period in accordance with this Section 3.J.

          3.K  Mandatory Payment to Sullivan.
               --------- ------- -- --------

               (1) When Mandatory Payment Becomes Owing and Due.  Except as
                   ---- --------- ------- ------- ----- --- ---
     provided in Section 12.B(4)(d), on the Approval Date a payment in the amount of Seventy Five Million Dollars ($75,000,000) will become owing to Sullivan by the Merger Sub. Whether or not this Agreement is thereafter terminated pursuant to Section 12.A, such payment (the "Mandatory Payment")
                                                             --------- --------
     will be due and payable upon the termination of this Agreement pursuant to
     Section 12.A (or, if earlier, the later of June 23, 1998 and the fifth Business Day after the Approval Date), unless the Closing has occurred or the circumstances described in Section 12.B(4)(d) apply. If the Merger Sub does not pay such amount on or prior to such later date, then Sullivan may seek payment of such amount from the Earnest Money Fund (including by means a drawing under the Earnest Money Letter of Credit), in accordance with the terms of the Earnest Money Escrow Agreement, unless the circumstances described in Section 12.B(4)(d) exist.

               (2) Return of Earnest Money Fund.  Upon the making of the
                   ------ -- ------- ----- ----
     Mandatory Payment, the Merger Sub will be entitled to a return of the Earnest Money Fund. Any such return to the Merger Sub of the Earnest Money Fund may be requested, and will be effected, in accordance with the terms of the Earnest Money Escrow Agreement. After receipt of the Mandatory Payment by Sullivan, at the Merger Sub's request Sullivan will execute and deliver to the Merger Sub such joint written instructions to the Earnest Money Escrow Agent as the Merger Sub may reasonably request in order to effect the return of the Earnest Money Fund to the Merger Sub.

               (3) Treatment of Mandatory Payment.  The Parties intend that, if
                   --------- -- --------- -------
     the Mandatory Payment is required to be made, then the Mandatory Payment will become the property of Sullivan, for the benefit of its securityholders, and (whether or not the Closing occurs) will be required to be repaid by Sullivan only as expressly provided in Section 12.B(4)(d). If the Mandatory Payment is made, then the amount of the Mandatory Payment will constitute a prepayment of the portion of the aggregate Base Merger Consideration payable in respect of the Sullivan Share Equivalents and will be credited against the amount of such portion of the aggregate Base Merger Consideration to be paid at the Closing in cash. If this Agreement is terminated pursuant to Section 12.A after the Mandatory Payment is made, then Sullivan may retain the Mandatory Payment except under the circumstances described in Section 12.B(4)(d). If this Agreement is terminated pursuant to Section 12.A prior to the making of the Mandatory Payment, then the Mandatory Payment will thereupon become due and payable, except under the circumstances described in Section 12.A(4)(d), and the Earnest Money Fund will not be released (except to Sullivan) until the Mandatory Payment has been made. Unless this Agreement has been terminated pursuant to Section 12.A and Sullivan is entitled to retain the Mandatory Payment, Sullivan will not distribute or loan the proceeds of the Mandatory Payment to its stockholders or their respective Affiliates (other than Sullivan's Subsidiaries), but may utilize all or a portion of such proceeds to repay Indebtedness of Sullivan and its Subsidiaries (so long as the amount repaid may be reborrowed, subject to the satisfaction of customary conditions for the purpose of repaying such amount to Sinclair as provided in Section 12.B(4)(d)) or for any other purpose not prohibited hereunder.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF SULLIVAN

          Subject to Section 13.Q, Sullivan makes the following representations and warranties:

          4.A  Organization. Sullivan is a corporation which is duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware and is qualified to do business or has similar status under the laws of each jurisdiction in which such qualification is required by applicable Legal Requirements. Sullivan has the power and authority to carry on the business being conducted by it, to own and operate the Station Assets owned and operated by it, and to enter into and consummate the transactions contemplated to be consummated by it pursuant to this Agreement.

          4.B  Action. Each action necessary to be taken by or on the part of
               ------
Sullivan in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated to be consummated by Sullivan pursuant to this Agreement and necessary to make the same effective will be duly and validly taken by, and be effective at, the time by which such action is required to be taken. This Agreement has been duly and validly authorized, executed, and delivered by Sullivan and constitutes its valid and binding agreement, enforceable against

Sullivan in accordance with and subject to its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          4.C  Financial Statements.
               --------- ----------

               (1) Description of Statements.  Attached to this Agreement as
                   ----------- -- ----------
     Schedule 4C are copies of (a) the audited consolidated balance sheet of Sullivan as at December 31, 1996, and the related statements of operations and cash flows for the period from January 4, 1996 (the date upon which Sullivan acquired Act III) to December 31, 1996, and related notes, all reported on by Sullivan's independent certified public accountants (collectively, the "12/31/96 Financial Statements"), and (b) the internally
                         -------- --------- ----------
     prepared unaudited consolidated balance sheet of Sullivan as at September 30, 1997 and the related statement of operations for the nine-month period ended September 30, 1997 (the "9/30/97 Financial Statements").

               (2) Representations as to 1996 Statements.  The 12/31/96
                   --------------- -- -- ---- ----------
     Financial Statements are, in all material respects, (a) as of December 31, 1996, correct, complete and in agreement with the books and records regularly maintained by Sullivan and its Subsidiaries, and (b) prepared in accordance with generally accepted accounting principles applied on a basis consistent with past practice throughout the year involved. The 12/31/96 Financial Statements present fairly, in all material respects, the financial position of Sullivan and its Subsidiaries as at December 31, 1996 and the results of the operations and cash flow of Sullivan and its Subsidiaries for the period covered thereby.

               (3) Representations as to 1997 Statements.  When they are
                   --------------- -- -- ---- ----------
     delivered as provided in Section 7.C, the 12/31/97 Financial Statements will be, in all material respects, (a) as of December 31, 1997, correct, complete and in agreement with the books and records regularly maintained by Sullivan and its Subsidiaries, and (b) prepared in accordance with generally accepted accounting principles applied on a basis consistent with past practice throughout the year involved, and will present fairly in all material respects, the financial position of Sullivan and its Subsidiaries as at December 31, 1997 and the results of the operations and cash flow of Sullivan and its Subsidiaries for the period covered thereby.

               (4) Representations as to Interim Statements.  Subject to the
                   --------------- -- -- ------- ----------
     effect of year-end adjustments which normally would arise in the course of an audit, the 9/30/97 Financial Statements are, as of September 30, 1997, in all material respects, correct, complete and in agreement with the books and records regularly maintained by Sullivan and its Subsidiaries, and, taken together, present fairly, in all material respects, the financial position of Sullivan and its Subsidiaries as at September 30, 1997 and the results of the operations of Sullivan and its Subsidiaries for the nine months then ended.

          4.D  Business Since September 30, 1997.  Since September 30, 1997,
               -------- ----- --------- --- ----
except to the extent required or permitted by this Agreement or as set forth on the attached Schedule 4D, the
             -------- --
business of the Stations has in all material respects been conducted in the ordinary course of business and in the same manner as it had been conducted by Sullivan and its Subsidiaries from January 4, 1996 (the date upon which Sullivan acquired Act III) through December 31, 1996.

          4.E  FCC Authorizations.   As of the date of this Agreement, each
               --- --------------
Person specified in the attached Schedule 4E as the holder of an FCC
                                 -------- --
Authorization has been authorized by the FCC to hold and is the holder of each of the FCC Authorizations specified for such Person on the attached Schedule 4E.
                                                                    -------- --
Except as set forth on the attached Schedule 4E, (i) such FCC Authorizations
                                    -------- --
constitute all of the licenses and authorizations required under the Communications Act, or the current rules, regulations, and policies of the FCC, for the operation of the Stations as now conducted; (ii) such FCC Authorizations are in full force and effect and are subject to or scheduled for renewal on the respective dates specified on the attached Schedule 4E (unless theretofore
                                           -------- --
renewed after the date of this Agreement); (iii) such FCC Authorizations are valid for the full respective terms thereof; (iv) none of Sullivan, its Subsidiaries, Sullivan Two and Sullivan Three has any reason to believe that such FCC Authorizations will not be renewed for a full and customary term in the ordinary course with no materially adverse conditions (except with respect to general rule-making and similar matters relating generally to television broadcast stations); (v) there is not pending, or, to the knowledge of Sullivan or any of its Subsidiaries, threatened, any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any of the FCC Authorizations, and there is not now pending, or, to the knowledge of any such Person, threatened, issued, or outstanding by or before the FCC, any investigation, order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three with respect to any Station; (vi) the Stations are operating in compliance, in all material respects, with the FCC Authorizations, the Communications Act, and the current rules, regulations and policies of the FCC; (vii) to the knowledge of Sullivan and its Subsidiaries, no Station (other than any Station which is a low-power television station) is short-spaced, on a grandfathered basis or otherwise, to any existing broadcast television station, outstanding construction permit or pending application therefor, domestic or international, or to any existing or proposed TV allotment, domestic or international; (viii) neither Sullivan, any of its Subsidiaries, Sullivan Two nor Sullivan Three has received any written notice to the effect that it is causing objectionable interference to the transmissions of any other television station or communications facility or has received any written complaints with respect thereto; (ix) no other television station or communications facility is causing objectionable interference to any Station's transmissions or the public's reception of such transmissions; and (x) all documents required by 47 C.F.R. Section 73.3526 to be kept in each Station's public inspection file are in such file, and such file will be maintained in proper order and complete up to and through the Closing Date. Except with respect to Market Cable Systems that are parties to retransmission agreements, for each Station, there has been made a valid election of must carry with respect to each Market Cable System. Except as set forth on Schedule 4.E, no
                                                            -------- ---
Market Cable System has advised Sullivan, its Subsidiaries, Sullivan Two or Sullivan Three of any signal quality deficiency or copyright indemnity or other prerequisite to cable carriage of any Station's signal, and no Market Cable System has declined or threatened to decline such carriage of such Station or failed to respond to a request for carriage of such Station or sought any form of relief from carriage of such Station from the FCC. Sullivan, its Subsidiaries, Sullivan Two and Sullivan Three have filed with the FCC, on a timely basis, all material reports and other material reports and other material filings required to be filed by them in connection with the Stations pursuant to the Communications Act and the rules, regulations and policies of the FCC.

          4.F  Condition of Assets.  Except as set forth on the attached
               --------- -- ------
Schedule 4F, the material tangible assets of Sullivan and its Subsidiaries and
-------- --
the improvements on the Realty which are used by them (a) are in all material respects in good and technically sound operating condition (ordinary wear and tear excepted) and are not in need of repair, (b) are in all material respects in a condition which would be sufficient to permit the owner thereof to operate or program the Stations (in the manner in which the Stations are operated or programmed by Sullivan and its Subsidiaries as of the date of this Agreement) in compliance with the terms of the FCC Authorizations, the Communications Act and current FCC rules and regulations, and (c) have in all material respects been maintained in a manner consistent with generally accepted standards of good engineering practice and to the knowledge of Sullivan, all applicable federal, state and local statutes, ordinances, rules and regulations, including, without limitation, all applicable tower painting and lighting requirements.

          4.G  Title, Etc.
               ------ ---

               (1) Realty.  The attached Schedule 4G contains a description of
                   ------                -------- ---
     all parcels of Realty owned by Sullivan, its Subsidiaries, Sullivan Two and Sullivan Three (collectively, the "Owned Realty"). The Person designated as
                                        ----- ------
     the "Titleholder" on the attached Schedule 4G has good and marketable fee
                                       -------- --
     title to such parcel, free and clear of all Liens, except for Permitted Encumbrances. Included in the attached Schedule 4G is a copy of the policy
                                             -------- --
     (if any) insuring the Titleholder's title thereto as of the date of this Agreement. Sullivan and its Subsidiaries have valid leasehold interests in all real property subject to the leases (the "Leases") described on the
                                                   ------
     attached Schedule 4G.  The attached Schedule 4G contains a description of
              -------- --                -------- --
     all the material Leases to which Sullivan, any Subsidiary of Sullivan, Sullivan Two or Sullivan Three is a party as a tenant (or subtenant) or landlord with respect to any Station as of the date of this Agreement, other than any lease pursuant to which Sullivan or a Subsidiary (as lessor) leases space on a tower on terms which were customary when such lease was entered into. Neither Sullivan, any of its Subsidiaries, Sullivan Two nor Sullivan Three is in material default under any of the Leases, and Sullivan, any Sullivan Subsidiary, Sullivan Two or Sullivan Three is the holder of the leaseholds purported to be granted to it under the Leases under which it is a lessee. Each of the Leases (x) is valid as to Sullivan, any Sullivan Subsidiary, Sullivan Two or Sullivan Three and, to the knowledge of Sullivan, is valid as to any other party thereto, (y) is in full force and effect and constitutes a legal and binding obligation of, and is legally enforceable against, Sullivan, any Sullivan Subsidiary, Sullivan Two or Sullivan Three and, to Sullivan's knowledge, each other party thereto, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies, and (z) grants substantially the leasehold interest it purports to grant, including any rights to nondisturbance and peaceful and quiet enjoyment that may be contained therein. To Sullivan's knowledge, each party other than Sullivan, any Sullivan Subsidiary, Sullivan Two or Sullivan Three is in compliance in all material respects with the provisions of the Leases. The Owned Realty and the real property subject to the Leases listed in the attached Schedule 4G constitute all of
                                                  -------- --
     the real property owned, leased or used by Sullivan, any Sullivan Subsidiary, Sullivan Two or Sullivan Three in the business and operations of the Stations which is material to the businesses and operations of the Stations.

               (2) Compliance.  The Owned Realty and its present uses comply in
                   ----------
     all material respects with all applicable zoning laws and ordinances and no material exemption or waiver thereunder will expire or be terminated by reason of the Merger. To the knowledge of Sullivan and its Subsidiaries, there exists no notice of any material uncorrected violations of housing, building, safety, or fire ordinances with respect to the Owned Realty or the real property leased by Sullivan or a Subsidiary pursuant to any Lease. Except as disclosed on the attached Schedule 4G, the Owned Realty is
                                         -------- --
     currently serviced by a community sewage system.

               (3) Condemnation or Disposition.  Neither Sullivan, any of its
                   ------------ -- -----------
     Subsidiaries, Sullivan Two nor Sullivan Three has received any notice of, and none of them has knowledge of, any pending, threatened, or contemplated condemnation proceeding affecting the Owned Realty or the real property leased by Sullivan or a Subsidiary pursuant to any Lease, or any part thereof, or of any sale or other disposition of the Owned Realty or any portion thereof in lieu of condemnation.

               (4) Non-Realty.  Taken together, Sullivan, its Subsidiaries,
                   ----------
     Sullivan Two and Sullivan Three have good title to, or a valid leasehold in, the tangible assets (other than the Realty) and personal property included in the Station Assets, and all such assets and personal property will on the Closing Date (after the repayment in full of the Funded Indebtedness of Sullivan and its Subsidiaries and all related interest and other obligations and the release of all related Liens and the Mission Guarantees) be free and clear of all Liens other than Permitted Encumbrances.

          4.H  Call Letters, Trademarks, Etc.  Taken together, Sullivan, its
               ---- -------- ----------- ---
Subsidiaries, Sullivan Two and Sullivan Three possess (and immediately after the Merger, will possess) adequate rights, licenses, or other authority to use the call letters presently used by the Stations and all trademarks and trade names relating to the Stations which are required for the operation of the Stations or which are material to the conduct of the business of the Stations, in each case as presently conducted by Sullivan and its Subsidiaries, and have good title to such call letters, trademarks and trade names which they purport to own, and Sullivan's, its Subsidiaries', Sullivan Two's and Sullivan's Three's respective rights thereto are free and clear of all Liens other than Permitted Encumbrances. None of Sullivan, its Subsidiaries, Sullivan Two and Sullivan Three has received any written notice with respect to any alleged infringement or unlawful or improper use of any copyright, trademark, trade name, or other intangible property right owned or alleged to be owned by others and used in connection with the Stations.

          4.I  Insurance.  The attached Schedule 4I is, in all material
               ---------                -------- --
respects, a correct and complete summary of the material terms of each material policy of insurance which is in effect on the date of this Agreement insuring Sullivan and its Subsidiaries against loss or damage to any

Station Assets by fire, casualty and other hazards and risks relating to their tangible assets, and each such policy of insurance is in full force and effect in all material respects.

          4.J  Contracts.  The attached Schedule 4J contains a list of each of
               ---------                -------- --
the following to which any of Sullivan or its Subsidiaries is a party on the date of this Agreement (other than any Contract (i) which does not require Sullivan and its Subsidiaries to furnish consideration in an aggregate amount for such Contract of more than $25,000, (ii) which is terminable by Sullivan or any of its Subsidiaries without penalty upon advance notice of thirty (30) days or less, (iii) which is a barter programming contract pursuant to which the remaining telecasting term as of December 31, 1997 was twelve months or less, or
(iv) which is a Time Sale Contract):

               (1) television network affiliation agreements;

               (2) Trades which could require the furnishing of advertising time on any Station at any time after the Closing Date;

               (3) sales agency or advertising representation contracts;

               (4) employment contracts;

               (5) licenses or other contracts under which Sullivan or any of its Subsidiaries is authorized to broadcast on any Station filmed or taped programming supplied by others;

               (6) leases of personal property which have a term, including renewal options exercisable by any party thereto other than Sullivan or any of its Subsidiaries, ending more than one year after the date of this Agreement; and

               (7) any other contract which is material to the business and operation of the Stations.

Neither Sullivan, any of its Subsidiaries, Sullivan Two nor Sullivan Three is in material breach of any contract or agreement described on the attached Schedule
                                                                       --------
4J, nor is there any fact or circumstance which, with the giving of notice or
--
the passage of time, or both, would constitute such a breach. Each material Contract described on the attached Schedule 4J (other than any such Contract
                                   -------- --
which expires or is terminated in the ordinary course of business after the date of this Agreement) is in all material respects in full force and effect, valid and binding and enforceable as to Sullivan, its Subsidiaries, Sullivan Two and/or Sullivan Three, as applicable, and, to Sullivan's knowledge, each other party thereto (subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

          4.K  Employees.  The attached Schedule 4K lists all employees of
               ---------                -------- --
Sullivan or any of its Subsidiaries as of December 31, 1997 and their respective current budgeted annual base salary and bonus or annualized wages as of such date and their respective dates of hire. Except as described on the attached Schedule 4J or the attached Schedule 4K, on the date
                          -------- --                 -------- --
of this Agreement (a) Sullivan and its Subsidiaries have no written or oral contract of employment with any such employee (other than a Contract for employment at the will of the employer), and (b) Sullivan and its Subsidiaries are not a party to or subject to any collective bargaining agreement with respect to any such employee or any contract with any labor union or other labor organization with respect to the Stations. Sullivan and its Subsidiaries are not parties to any pending labor dispute affecting the Stations, nor, to the knowledge of Sullivan, is any such dispute threatened, on the date of this Agreement and, on the Closing Date, no such pending or threatened dispute will be material. With respect to employees of and service providers to Sullivan and its Subsidiaries, Sullivan and the Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice. The persons classified by Sullivan and the Subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and Sullivan and its Subsidiaries have in all material respects fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

          4.L  Litigation.  Except as set forth on the attached Schedule 4L:
               ----------                                       -------- --

               (1) on the date of this Agreement, Sullivan and its Subsidiaries are not operating under or subject to or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality arising out of a proceeding to which it is or was a party, and on the Closing Date, no such item will have or reasonably be expected to result in a Material Adverse Change; and

               (2) on the date of this Agreement, there is no litigation pending by or against, or to the knowledge of Sullivan threatened against, Sullivan or any of its Subsidiaries which interferes with, or could reasonably be expected to interfere with, (a) the operations of the Stations as presently conducted or (b) the ability of Sullivan to carry out the transactions contemplated to be carried out by it pursuant to this Agreement, and on the Closing Date, no such pending or threatened litigation will have or will reasonably be expected to result in a Material Adverse Change.

There are no attachments, executions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy initiated or contemplated by, or, to the knowledge of Sullivan, threatened or pending against, Sullivan or any of its Subsidiaries.

          4.M  Compliance with Laws.  Other than with respect to matters
               ---------- ---- ----
disclosed in the attached Schedule 4E or the attached Schedule 4L, subject to
                          -------- --                 -------- --
obtaining all applicable Consents: (a) Sullivan and its Subsidiaries, with respect to the Station Assets, are in compliance in all material respects with all applicable Legal Requirements, and (b) the present uses by Sullivan and its Subsidiaries of the Station Assets which they own do not in any material respect violate any such

Legal Requirements.

          4.N  No Defaults.  Except for (w) any item described on the attached
               -- --------
Schedule 4N, (x) the requisite approval of the FCC, (y) compliance with the
-------- --
requirements of the Hart-Scott-Rodino Act, and (z) any Consent which may be required under any Contract, on the Closing Date (after giving effect to all Consents which have been obtained) neither the execution and delivery by Sullivan of this Agreement, nor the consummation by Sullivan of the Merger or the other transactions contemplated by this Agreement to be consummated by Sullivan, requires any Consent under, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, or will result in the creation of any Lien (other than any Permitted Encumbrance or any Lien in favor of one or more of the Acquiring Parties) under, any of the terms, conditions, or provisions of any Legal Requirement to which Sullivan or any of its Subsidiaries is subject, or of the certificate of incorporation or by-laws of Sullivan or any of its
Subsidiaries.   No Lease for the main studio site of any Station, no lease pursuant to which Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three leases (as lessee) space on a transmission tower for the location of any transmission equipment of any Station, and neither Existing LMA, contains any provision which expressly requires a Consent by reason of a merger or change of control or ownership of Sullivan.

          4.O  Subsidiaries.
               ------------

               (1) Subsidiaries' Stock.  All of the issued and outstanding
                   ------------- -----
     capital stock of each of the corporations named on the attached Schedule 4O
                                                                     -------- --
     (other than Sullivan, and other than Sullivan Two and Sullivan Three, as of the Closing Date) is owned of record (directly or indirectly through one or more of its Subsidiaries) by Sullivan free and clear of all Liens other than Permitted Encumbrances. All such capital stock has been validly issued and is fully paid and nonassessable, there is not outstanding any right to acquire any capital stock or other equity securities of any Subsidiary of Sullivan (by exercise of any right or by conversion, exchange or otherwise), and such capital stock is not subject to any option, warrant, voting trust, outstanding proxy, registration rights agreement or other agreement regarding voting rights, other than any Permitted Encumbrance.

               (2) Subsidiaries' Status.  Each of Sullivan's Subsidiaries named
                   ------------- ------
     on the attached Schedule 4O is a corporation duly organized, validly
                     -------- --
     existing and in good standing (or having comparable active status) under the laws of the jurisdiction indicated on such Schedule under the heading "Organization" and has the power and authority to carry on the business conducted by it and own the properties owned by it under the laws of such jurisdiction and each other jurisdiction in which it is required to have such authority. A true and correct copy of the certificate or articles of incorporation and by-laws of each of such Subsidiary has been provided to the Merger Sub. On the Closing Date, neither Sullivan nor any other corporation named on the attached Schedule 4O will own any shares of stock
                                       -------- --
     or other equity or debt securities of or any interest in any Person other than another Person named on the attached Schedule 4O, Sullivan Two or
                                               -------- --
     Sullivan Three.

          4.P  Tax Matters.
               --- -------

               (1) Tax Returns.  Except as set forth on the attached Schedule 4P
                   --- -------                                       -------- --
     or as has not caused and is not reasonably expected to cause a Material Adverse Change: (a) all federal, state, local and foreign tax returns and tax reports required to be filed by Sullivan or any of its Subsidiaries have been timely filed (taking into account any extensions of which Sullivan or any of its Subsidiaries may have availed itself) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing (including any summary balance sheets included therein) are true, correct, and complete; (b) all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, and other taxes (including interest and penalties) due and payable by Sullivan and its Subsidiaries have been fully paid; (c) no issues have been raised in writing (or, to Sullivan's knowledge, orally) and are currently pending by the Internal Revenue Service or any other taxing authority in connection with any of such returns and reports; (d) no waivers of statutes of limitations as to tax matters have been given or requested with respect to Sullivan and its Subsidiaries; (e) the federal, state, local, and foreign income tax and franchise tax returns of or with respect to Sullivan and its Subsidiaries have not been examined by the Internal Revenue Service or by appropriate state, provincial, or departmental tax authorities; (f) no issue has been raised in writing (or, to Sullivan's knowledge, orally) with Sullivan or any of its Subsidiaries by any taxing authority which can reasonably be expected to result in a deficiency for any fiscal year or all deficiencies asserted or assessments (including interest and penalties) made as a result of any examinations have been fully paid, and no proposed (but unassessed) additional taxes, interest, or penalties have been asserted; (g) neither Sullivan nor any of its Subsidiaries is (or has ever been) a party to any Tax sharing agreement with any Person who was not a member of an affiliated group of corporations (as that term is defined in Section 1504(a) of the Tax Code, or any analogous combined, consolidated or unitary group defined under state, local or foreign Tax law) consisting in whole or in part of the parties to such agreement, and neither Sullivan nor any of its Subsidiaries has any liability for the Taxes of any other Person (other than Sullivan and its Subsidiaries) pursuant to Reg. Section 1.1502-6 under the Tax Code (or any similar provision of state, local or foreign Tax law) or as a transferee or successor or by contract; and (h) Sullivan has provided Sinclair with copies of all federal and state income or franchise tax returns that have been filed with respect to Sullivan or any of its Subsidiaries since January 4, 1996.

               (2) Tax Elections and Special Tax Status.  Except as set forth on
                   --- --------- --- ------- --- ------
     the attached Schedule 4P:  (a) neither Sullivan nor any of its Subsidiaries
                  -------- --
     is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Tax Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Tax Code, and Sinclair is not required to withhold tax in respect of the Merger Consideration for the Sullivan Share Equivalents by reason of Section 1445 of the Tax Code; (b) neither Sullivan nor any of its Subsidiaries has made any election or filed any consent pursuant to Section 341(f) of the Tax Code relating to collapsible corporations; (c) neither Sullivan nor any of its Subsidiaries has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Sullivan or any of its Subsidiaries pursuant to Section 280G of the Tax Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Tax Code; and (d) Sullivan has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Tax Code by reason of a change in accounting method or otherwise.

          4.Q  Capital Stock.  As of the date of this Agreement, Sullivan has
               ------- -----
authorized capital stock consisting of 90,000,000 shares of capital stock, of which (a) 25,000,000 shares are designated Class A Common Stock, par value $0.001 per share, of which no shares are issued and outstanding, (b) 25,000,000 shares are designated Class B-1 Common Stock, par value $0.001 per share, of which 1,201,577 shares are issued and outstanding, (c) 25,000,000 shares are designated Class B-2 Common Stock, par value $0.001 per share, of which 6,158,211 shares are issued and outstanding, (d) 5,000,000 shares are designated Class C Common Stock, par value $0.001 per share, of which 1,021,872 shares are issued and outstanding, and (e) 10,000,000 shares are designated Preferred Stock, $0.001 par value per share, of which 1,150,000 shares are issued and outstanding. All of the issued and outstanding capital stock of Sullivan is duly authorized and validly issued, fully paid and nonassessable, and there are no preemptive rights in respect thereof in favor of any Person (other than any Person which holds Sullivan Share Equivalents). Except for warrants which are presently exercisable for 2,406,307 shares of Class B-1 Common Stock, there are no outstanding options, warrants or other rights to subscribe for or purchase from Sullivan, no contracts or commitments providing for the issuance of, or the granting of rights to acquire, and no securities convertible into or exchangeable for, any shares of capital stock or any other ownership interest of Sullivan.

          4.R  Books and Records. The minute books of each of Sullivan and its
               ----- --- -------
Subsidiaries contain records which are complete and accurate in all material respects of all meetings and other corporate actions of its stockholders, its board of directors and all committees, if any, appointed by its board of directors. The books of accounts, ledgers, order books, records and documents of each of Sullivan and its Subsidiaries, in all material respects, accurately and completely reflect information relating to its business, the nature, acquisitions, maintenance and location of its assets and the transactions giving rise to its obligations and accounts receivable.

          4.S  Absence of Significant Undisclosed Liabilities. Neither Sullivan
               ------- -- ----------- ----------- -----------
nor its Subsidiaries has any debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, including any liability or obligation on account of Taxes or any governmental charges or penalty, interest or fines, which would be required to be reflected in Sullivan's consolidated balance sheet prepared in accordance with GAAP and which would have, or which in the case of contingent or inchoate liabilities, would have if accrued or absolute, a material adverse effect on the financial condition of Sullivan and its Subsidiaries, other than any liability or obligation (a) reflected in any Financial Statement, (b) identified with particularity in any attached Schedule or arising since September 30, 1997 under any Contract which is described, or which is not required to be described, on any attached Schedule, (c) incurred in the ordinary course of business since September 30, 1997, or (d) incurred in connection with the transactions contemplated by this Agreement. Each of Sullivan and Sullivan Broadcasting has filed with the Securities and Exchange Commission all material documents required by the Securities Act or the Securities Exchange Act to be filed by it since January 4, 1996 (the "Sullivan
                                                                      --------
SEC Reports"). Neither Sullivan nor Sullivan Broadcasting has
--- -------
any liability by reason of any Sullivan SEC Report not complying in all material respects at the time of the filing thereof with the requirements of the Securities Act, and the rules and regulations thereunder, or the Securities Exchange Act, and the rules and regulations thereunder, as the case may be, or containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.T  Employee Benefit Plans.  Except as set forth on the attached
               -------- ------- -----
Schedule 4T, neither Sullivan nor its Subsidiaries maintains or is a party to or
-------- --
makes contributions to any of the following: (a) any "employee pension benefit plan," (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")); or (b) any "employee welfare benefit
                              -----
plan" (as such term is defined in Section 3(a) of ERISA), whether written or oral. All employee benefit plans and other Benefit Arrangements now or formerly maintained by Sullivan or its Subsidiaries or to which Sullivan or its Subsidiaries is obligated to contribute, are, and have in the past been, in all material respects maintained, funded and administered in compliance with ERISA, and other applicable law. No such employee benefit plan holds any securities issued by Sullivan. Neither Sullivan nor any of its ERISA Affiliates has ever sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any employee pension benefit plan subject to Section 302 of ERISA or Section 412 of the Tax Code or Title IV of ERISA (including any multiemployer plan). Excluding routine claims for benefits, there are no pending claims or lawsuits by, against, or relating to any employee benefit plans or other Benefit Arrangements that would, if successful, result in liability of Sullivan or any of its Subsidiaries. Neither Sullivan nor any Subsidiary has maintained or contributed to any plan intended to qualify under
Section 401(a) of the Tax Code since January 4, 1996, other than the Sullivan Broadcasting Company 401(k) Plan (the "401(k) Plan"). The 401(k) Plan has always qualified in all material respects in form and operation under Section 401(a) of the Tax Code and has a currently applicable determination letter from the Internal Revenue Service, and its trust has always been exempt under Section 501 of the Tax Code, and nothing has occurred with respect to such plan and trust that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Tax Code. The employee benefit plans and Benefit Arrangements maintained by Sullivan are not presently under audit or examination (and have not received notice of potential audit or examination) by any governmental authority, and no matters are pending with respect to the 401(k) Plan under any governmental compliance programs. No employee benefit plan or Benefit Arrangement contains any provision or is subject to any law that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions this Agreement contemplates, and Sullivan has not declared or paid any bonus or other incentive compensation or established any severance plan, program, or arrangement in contemplation of the transactions contemplated by this Agreement, in each case other than those which have been paid or which will be included as part of the Current Liabilities. Sullivan has made or has recorded proper accruals for all required contributions to its employee benefit plans as of the last day of each plan's most recent fiscal year, and all benefits accrued under any unfunded Sullivan employee benefit plan or Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP. All group health plans of Sullivan and its ERISA Affiliates have been operated in material compliance with the requirements of
Section 4980B (and its predecessor) and

5000 of the Code. No employee or former employee of Sullivan or its Subsidiaries, and no beneficiary of any such employee or former employee, is, by reason of such employee's or former employee's employment by Sullivan or such ERISA Affiliate, entitled to receive any benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than continuation coverage mandated under Section 4980B of the Tax Code or comparable state law.

          4.U  Brokers. There is no broker or finder or other Person who would
               -------
have any valid claim against Sullivan, any Subsidiary thereof, or any Acquiring Party for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Sullivan or any of its Affiliates.

          4.V  Disclosure. To the knowledge of Sullivan, no statement of a
               ----------
material fact set forth in this Article IV contains any statement of any material fact which is untrue in any material respect or omits to state a material fact which is necessary in order to make the statements set forth in this Article IV not misleading in any material respect.

          4.W  Environmental.   All of the operations of Sullivan and its
               -------------
Subsidiaries at or from any Realty comply in all material respects with applicable Environmental Laws. Neither Sullivan nor its Subsidiaries has engaged in or permitted any operations or activities upon any of the Realty for the purpose of or involving the treatment, storage, use, generation, release, discharge, emission, or disposal of any Hazardous Materials at the Realty, except in substantial compliance with applicable Environmental Laws. To the knowledge of Sullivan, there are no conditions existing at the Realty that require, or which with the giving of notice or the passage of time or both would likely require remedial or corrective action, removal or closure pursuant to the Environmental Laws. To the knowledge of Sullivan, Sullivan and its Subsidiaries have all the material permits, authorizations, licenses, consents and approvals necessary for the current operation of the Stations and for the operations on, in or at the Realty which are required under applicable Environmental Laws and are in substantial compliance with the terms and conditions of all such permits, authorizations, licenses, consents and approvals.


                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                          SINCLAIR AND THE MERGER SUB

          Sinclair and the Merger Sub, jointly and severally, represent and warrant as follows:

          5.A  Incorporation.  Sinclair is a corporation duly organized, validly
               -------------
existing, and in good standing (or has comparable active status) under the laws of the State of Maryland, and Sinclair has the corporate power and authority to enter into and consummate the transactions contemplated to be consummated by it pursuant to this Agreement. From and after the time it is formed, the Merger Sub will be a corporation duly organized, validly existing, and in good standing (or has comparable active status) under the laws of the State of Delaware and will have the corporate power and authority to enter into and consummate the transactions contemplated to be consummated by it pursuant to this Agreement.

          5.B  Corporate Action.  Each action necessary to be taken by or on the
               --------- ------
part of either Sinclair or the Merger Sub in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby to be consummated by it and necessary to make the same effective duly and validly taken by, and be effective at, the time by which such action is required to be taken. This Agreement has been duly and validly authorized, executed, and delivered by each of Sinclair and the Merger Sub and constitutes a valid and binding agreement, enforceable against each of them in accordance with and subject to its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          5.C  No Defaults.  Except as set forth on the attached Schedule 4H,
               -- --------                                       -------- --
the requisite approval of the FCC and compliance with the requirements of the Hart-Scott-Rodino Act, on the Closing Date (after giving effect to all approvals and consents which have been obtained), neither the execution and delivery by Sinclair or the Merger Sub of this Agreement, nor the consummation by Sinclair or the Merger Sub of the Merger and the other transactions contemplated by this Agreement to be consummated by it, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions, or provisions of any Legal Requirement to which Sinclair or the Merger Sub is subject, or of Sinclair's or the Merger Sub's certificate of incorporation or by-laws or similar organizational documents, or of any material contract, agreement, or instrument to which Sinclair or the Merger Sub is a party or by which Sinclair or the Merger Sub is bound.

          5.D  Brokers.  There is no broker or finder or other Person who would
               -------
have any valid claim against Sullivan (except after the Effective Time) or any Old Sullivan Stockholder for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Sinclair, the Merger Sub or any Affiliate of any of them.

          5.E  Litigation.  There is no litigation pending by or against, or to
               ----------
Sinclair's or the Merger Sub's knowledge (after due inquiry) threatened against, Sinclair or the Merger Sub related to or affecting Sinclair's or the Merger Sub's ability fully to carry out the transactions contemplated to be consummated by them pursuant to this Agreement. There are no attachments, executions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy contemplated by, or, to Sinclair's or the Merger Sub's knowledge, threatened or pending against, Sinclair or the Merger Sub.

          5.F  Sinclair Common Stock.  The Sinclair Common Stock, if any, issued
               -------- ------ -----
as part of the Merger Consideration will be duly authorized, validly issued, fully-paid and nonassessable and will, upon issuance and registration under the Securities Act, be tradeable on the NASDAQ National Market without further registration under the Securities Act or any other federal or state securities law. Sinclair has filed with the Securities and Exchange Commission all material documents required by the Securities Act or the Securities Exchange Act to be filed by it since January 1, 1996 (the "Sinclair SEC Reports"). As of
                                                  -------- --- -------
their respective filing dates, the Sinclair SEC Reports complied in all material respects with the requirements of the Securities Act, and the rules and regulations thereunder, or the Securities Exchange Act, and the rules and regulations thereunder, as the case may be, and at the time filed with the SEC none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parties acknowledge that no representation or warranty will be deemed to be made pursuant to this Section 5.F if no Sinclair Common Stock is issued as part of the Merger Consideration.

          5.G  Disclosure.  To Sinclair's and the Merger Sub's knowledge, no
               ----------
statement of a material fact set forth in this Article V contains a statement of any material fact which is untrue in any material respect or omits to state a material fact which is necessary in order to make the statements set forth in this Article V not misleading in any material respect.


                                  ARTICLE VI

                     APPLICATIONS FOR REQUIRED FCC CONSENT

          6.A  For Spin-Offs.  On or prior to March 2, 1998, Sullivan will, and
               --- ---------
will cause its Subsidiaries to, complete the portions of the applications for the Required FCC Consents and will file such applications with the FCC. Sullivan will, and will cause its Subsidiaries to, diligently take or cooperate in the taking of all steps which are reasonably within its ability to take and which are necessary, proper, or desirable to expedite the prosecution of such applications and to cause the Required FCC Consents expeditiously to be Granted and expeditiously to become Final Orders, and will refrain from making any filing or announcement or taking (or causing or assisting any other Person to take) any other action which reasonably could be expected to delay in any respect such Required FCC Consents being Granted or becoming Final Orders without Sinclair's prior written consent. Sullivan will promptly provide Sinclair with a copy of any pleading, order, or other document served on Sullivan or any of its Subsidiaries relating to such applications (other than any of the same which is addressed to or states that it is to be served upon or delivered to Sinclair or its communications counsel).


                                  ARTICLE VII

                             COVENANTS OF SULLIVAN

          7.A  Maintenance of Business until the Closing.
               ----------- -- -------- ----- --- -------

               (1) Operation in Ordinary Course.  Until the Closing, Sullivan
                   --------- -- -------- ------
     will, and will cause its Subsidiaries to, (a) with respect to the Station Assets, continue to carry on the business and operations of the Stations, keep the books of account, records, and files of Sullivan and its Subsidiaries, realize upon the accounts receivable of Sullivan and its Subsidiaries, and satisfy their accounts payable, all of which will be carried on by Sullivan and its Subsidiaries in the ordinary and usual course, in a manner which is consistent with their respective past practices, (b) without limiting the generality of the foregoing, not utilize Sullivan's and its Subsidiaries' rights under any Program Contract in a manner which will render exhibitions of programming thereunder unavailable to Post-Merger Sullivan and its Subsidiaries after the Adjustment Time, except in accordance with their past practices, (c) promptly execute and timely file any applications reasonably required for renewal of the FCC Authorizations, (d) timely file (taking into account any extensions of which Sullivan or any of its Subsidiaries may avail itself) true, correct and complete federal, state, local and foreign tax returns and tax reports required to be filed by Sullivan or any of its Subsidiaries, (e) fully pay all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties) due and payable by Sullivan and its Subsidiaries, and (f) sell advertising time on the Stations only in the ordinary and usual course in a manner consistent with their respective past practices, and (g) to the extent necessary to the conduct of its business, use reasonable efforts to (i) perform its obligations under all Station Contracts to which it is a party, (ii) preserve the Station Assets held by it, and (iii) maintain in full force and effect the FCC Authorizations.

               (2) Maintenance of Insurance.  Sullivan will, and will cause its
                   ----------- -- ---------
     Subsidiaries to, maintain in full force and effect through the Closing property damage insurance with respect to the Station Assets which is not materially less comprehensive, and in amounts which are not materially less than, the insurance coverage described on the attached Schedule 4I, including timely paying the premiums associated therewith.

               (3) Additional Program Contracts.  Until the Closing, Sullivan
                   ---------- ------- ---------
     may, and may cause or permit its Subsidiaries to, enter into any Program Contract, or effect any such amendment, termination or modification, which is material only with the prior consent of Sinclair, which consent may be withheld in Sinclair's sole discretion and will be deemed given if not denied by written notice by Sinclair to Sullivan within five (5) Business Days after it is requested in writing; provided that such notice and
                                            --------
     consent will not be required as to the entry into any such Program Contracts so long as (x) the aggregate amount of the cash payment obligations under such Program Contracts as to which such consent is not given and not deemed given does not exceed $50,000 for any Station, and (y) if Sullivan or any of its Subsidiaries is required to provide advertising time in consideration for the use of any programming covered by such Program Contract, then the term during which such advertising time may be required to be provided commences prior to May 31, 1999 and does not exceed one (1) year in duration.

               (4) Other Contracts.  From the date of this Agreement to and
                   ----- ---------
     including the Closing, Sullivan will be entitled to, and will be entitled to cause or permit its Subsidiaries to, renew or extend the term of any Time Sale Contract or any other Contract which, by its terms, has expired at the time of such renewal or extension or which would expire prior to the sixtieth day after the effective date of such renewal or extension, and, in connection therewith, to agree to increase the amounts payable or other obligations thereunder during any such renewal or extended term in accordance with Sullivan's and its Subsidiaries' past practice in the operation of the Stations, and to enter into any new Contract (other than a Program Contract or except as prohibited by Section 7.A(5)) in the ordinary course of its business or which is reasonably required in order to enable it to comply with its obligations under this Agreement

               (5) Restrictions.  Prior to the Closing, except (i) as otherwise
                   ------------
     permitted by Section 7.A(3) or 7.A(4), (ii) as required as part of a Spin-Off, (iii) the transfer of the Headquarters Assets to ABRY Partners or an Affiliate thereof for value and/or to one or more of the Corporate Personnel as compensation, or (iv) as disclosed on the attached Schedule 4F, Sullivan will not, and will not cause or permit any of its Subsidiaries to, without the prior written consent of Sinclair (to the extent the following restrictions are permitted by the FCC and all other applicable Legal Requirements):

                   (a) other than in the ordinary course of business, sell, lease (as lessor), transfer, or agree to sell, lease (as lessor), or transfer, or agree to sell, lease (as lessor) or transfer, any Station Assets

                         (x) which are required for the operation of any
               Station, or

                         (y) which have individually or in the aggregate
               (together with all other Station Assets transferred by Sullivan or any of its Subsidiaries since the date of this Agreement other than in the ordinary course of business and not replaced with functionally equivalent or superior assets of substantially equal or greater value) a replacement cost in excess of $130,000 (it being understood that sales, leases and/or transfers of Station Assets described in this clause (y) and having an aggregate replacement cost of $130,000 or less ("Designated Sales") will
                                                      ---------- -----
               not be prohibited by this Agreement)

          without replacement thereof with a functionally equivalent or superior asset of substantially equal or greater value;

                   (b) enter into any contract of employment (other than (x) any contract for employment at the will of the employer, (y) any contract for employment entered into in the ordinary course of business and providing for consideration payable upon or after termination which is consistent with that payable under employment contracts for present or former employees of Sullivan and its Subsidiaries having similar seniority or responsibilities, or (z) any contract or Benefit Arrangement not described in clause (y) with respect to the employment of any Person whose employment will be terminated at the time of the Closing, it being understood that the costs of severance and other payments to be made under any contract or Benefit Arrangement described in this clause (z) in connection with or after such termination will be reflected in the Current Liabilities) or collective bargaining agreement which will be binding on Post-Merger Sullivan after the Merger, or permit any increases in the compensation of the employees of Sullivan or any of its Subsidiaries with respect to the Stations (but excluding the Corporate Personnel), in each case except to the extent consistent with Sullivan's and its Subsidiaries' past practices; provided that Sullivan and its Subsidiaries may pay bonuses
                     --------
          to any of their employees, grant raises in salary and wages which do not represent, in the aggregate, an increase in the employees' aggregate annualized base compensation of more than 4% of the employees' present annualized base compensation, and enter into any employment agreement with on-air talent under which the annual salary payable does not exceed $50,000 during any twelve-month period;

                   (c) enter into any new Trade arrangement which will involves the furnishing of advertising time in exchange for services or merchandise after the Adjustment Time on any Station, other than any Trade arrangement which (i) does not involve goods and services having an aggregate fair value in excess of $25,000, (ii) together with all other Trade arrangements for such Station entered into after the date of this Agreement by Sullivan and its Subsidiaries does not involve goods and services having an aggregate fair value in excess of $50,000, and (iii) does not have a duration in excess of twelve months (it being understood that Sullivan and its Subsidiaries may perform their obligations and exercise their rights under such Trade arrangements and all Trade arrangements in effect on the date of this Agreement);

                   (d) apply to the FCC for any construction permit that would materially restrict any Station's present operations or make any material adverse change in the buildings or leasehold improvements which constitute Station Assets;

                   (e) merge or consolidate, or agree to merge or consolidate, with or into any other Person, other than Sullivan or a Subsidiary of Sullivan;

                   (f) enter into any Contract with any of its Affiliates (other than Sullivan or any of its Subsidiaries) which will not be performed in its entirety or by its terms terminate at or prior to the time of the Closing;

                   (g) cause any of its assets or properties to become subject to any Lien, other than any Permitted Encumbrance;

                   (h) commit any material breach of any Contract which is described on the attached Schedule 4J or any material Contract entered into by it after the date of this Agreement; or

                   (i) change any material tax election, or make any material change in accounting practice or policy, if such change could reasonably be expected to have an adverse effect on Post-Merger Sullivan, except to the extent required by any Legal Requirement, any Contract or GAAP.

               (6) Efforts to Pursue Certain Remedies.  Without limiting the
                   ------- -- ------ ------- --------
     foregoing, prior to the Closing, Sullivan will (and will cause its Subsidiaries to), use reasonable efforts to assert and prosecute any claims, and resolve any unresolved claims, for indemnity or other payment which they may have pursuant to the Act III Purchase Agreement and, upon request, will keep Sinclair reasonably informed of the status of any such claim.

          7.B  Organization/Goodwill. Prior to the Closing, Sullivan will, and
               ---------------------
will cause its Subsidiaries to, use reasonable efforts to preserve the business organization of the Stations and preserve the goodwill of the Stations' suppliers, customers, and others having business relations with Sullivan and its Subsidiaries. This Section 7.B will not apply to the Corporate Personnel or any Non-Continuing Station Manager, with respect to continued service by them after the Closing (it being understood that the Corporate Personnel intend to resign their respective positions with Sullivan and its Subsidiaries effective as of the Effective Time).

          7.C  Reports; Access to Facilities, Files, and Records.
               -------- ------ -- ----------- ------ --- -------

               (1) Interim Reports.  On or prior to March __, 1998, Sullivan
                   ---------------
     will provide to Sinclair copies of the audited consolidated balance sheet of Sullivan and its Subsidiaries as of December 31, 1997 and the related audited statements of income and cash flows for the twelve-month period then ended (the "12/31/97 Financial Statements)". In addition, prior to the
                      -------- --------- ----------
     Closing, Sullivan will provide to Sinclair (x) within twenty (20) days after the end of each calendar month, (i) an income statement for such month, substantially in the form in which Sullivan and its Subsidiaries have prepared such statements for internal purposes prior to the date of this Agreement, and (ii) in the case of the months of March, April, May, June, July and August 1998, a report setting forth in reasonable detail Sullivan's good faith determination of the Trailing Cash Flow and the Gross Revenues, each determined as if the last day of the applicable month were the Measurement Date (the "Cash Flow Report" for such month), and (z) on or
                                ---- ---- ------
     prior to the Wednesday of each week, a pacing report for the prior week, substantially in the form furnished to Sinclair by Sullivan prior to the
     date of this Agreement.    The statements and reports described in the
     preceding sentence will be prepared in good faith consistent with past practices but will be furnished to the Acquiring Parties without representation or warranty as to their contents or otherwise.

               (2) Access Generally.  From time to time at the request of any
                   ------ ---------
     Acquiring Party, Sullivan will give or cause to be given to the officers, employees, accountants, counsel, and representatives of each Acquiring Party

                   (a) access (in the presence of any representative designated by Sullivan, at Sullivan's option), upon reasonable prior notice, during normal business hours, to all facilities, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records, equipment, machinery, fixtures, furniture, vehicles, accounts payable and receivable, and inventories of Sullivan and its Subsidiaries (but, in any event, not personnel, unless Sullivan otherwise consents) related to the Stations, including for purposes of permitting the Acquiring Parties to perform "Phase One" (and, after consulting with Sullivan as to the scope thereof, "Phase Two") environmental surveys with respect to the Station Assets,

                   (b) Sullivan will use its commercially reasonable efforts to obtain the consent of its auditors to permit inclusion of the Financial Statements in applicable securities filings of Sinclair and, if Sinclair requests, it shall have the right to have the access provided by Section 7.C(2)(a) to conduct an audit of each Station's financial information, and, subject to the foregoing, Sullivan shall cooperate with Sinclair's reasonable requests in connection with such audit, including giving all reasonable consents in connection therewith; and

                   (c) all such other information in Sullivan's and its Subsidiaries' possession concerning the affairs of the Stations as such Acquiring Party may reasonably request,

     in each case at the Acquiring Parties' expense; provided that the foregoing
                                                     --------
     does not disrupt or interfere with the business and operations of Sullivan, its Subsidiaries or any Station in any material respect ("materiality," for purposes of this proviso, being determined by reference to Sullivan, each of its Subsidiaries and each Station individually, and not taken as a whole).

          7.D  Hart-Scott-Rodino Matters.  As soon as practicable, but in any
               ----------------- -------
event not later than March 20, 1998, Sullivan will complete all documents required to be filed with the Federal Trade Commission (the "FTC") and the
                                                             ---
United States Department of Justice (the "DOJ") with respect to itself and/or
                                          ---
its Affiliate(s) and concerning the Merger in order to comply with the Hart-Scott-Rodino Act and together with Sinclair and/or the appropriate Affiliate(s) of Sinclair who are required to join in such filings, will file the same with the FTC and the DOJ. Sullivan will reimburse Sinclair for one-half of the filing fees associated with all such filings. Sullivan will promptly furnish all materials thereafter required by the FTC, the DOJ or any other governmental entity having jurisdiction over such filings, and will take all reasonable actions and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any such governmental entity, as may be required under the Hart-Scott-Rodino Act or other federal antitrust laws for the consummation of the Merger.

          7.E  Consents.  Except as provided in Sections 6.A and 7.D, it is
               --------
agreed that (1) as between Sullivan and the Acquiring Parties, it will be the sole responsibility of the Acquiring Parties to timely obtain all Acquiring Party Consents, including with respect to the Stations' network affiliations and Program Contracts and with respect to the Sullivan Indentures, (2) so long as Sullivan complies with its obligations pursuant to the following sentence and Sections 6.A and 7.D, Sullivan, the Old Sullivan Stockholders and the Stockholder Representative will not be liable to any Person for any failure to obtain or other absence of any effective Acquiring Party Consent, and (3) except as provided in Sections 10.C and 10.D, the absence of any effective Consent will not excuse any Acquiring Party from consummating the Merger. Sullivan will send notices requesting all Consents required under Program Contracts, and will use reasonable efforts (without being required to make any payment not specifically required by the terms of any licenses, leases, and other contracts), including executing any related agreement or undertaking which does not take effect until the Effective Time, to obtain the Sullivan Consents and to assist the Acquiring Parties (at the Acquiring Parties' request and expense) to (a) timely obtain prior all Acquiring Party Consents or, in the absence of any Acquiring Party Consent (where applicable), one or more replacement agreements, and (b) cause each Consent or replacement agreement to become effective as of the time of the Sullivan Two Spin-Off, the time of Sullivan Three Spin-Off or the Effective Time as applicable.

          7.F  Notice of Proceedings.  Prior to the Closing, Sullivan will
               ------ -- -----------
promptly notify Sinclair in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of either Spin-Off, the Merger or any other transaction contemplated by this Agreement, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of either Spin-Off, the Merger or any such other transaction, or to nullify or render ineffective this Agreement, either Spin-Off, the Merger or any such other transaction if consummated.

          7.G  Confidential Information.  If for any reason the transactions
               ------------ -----------
contemplated in this Agreement are not consummated, Sullivan will not use or disclose to any Person (except to its agents, representatives and advisors, to its lenders and security holders and their respective agents, representatives and advisors, or as may be required by any Legal Requirement) any confidential information received from any Acquiring Party or any of their respective agents, representatives and advisors (each a "disclosing party" for purposes of this Section 7.G) in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement. Nothing will be deemed to be confidential information for purposes of this Section 7.G that: (a) is or was known to any Sullivan-Related Entity at the time of its initial disclosure by a disclosing party to any Sullivan-Related Entity; (b) has become or becomes publicly known or available other than through disclosure by any Sullivan-Related Entity; (c) is or was rightfully received by any Sullivan-Related Entity from any Person unrelated to any Sullivan-Related Entity (other than any Person engaged by any Sullivan-Related Entity in connection with the transactions contemplated by this Agreement); or (d) is or was independently developed by any Sullivan-Related Entity.

          7.H  Efforts to Consummate.  Subject to the provisions of Article IX
               ------- -- ----------
and Section 12.A, Sullivan will use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Articles IX and X to be fulfilled and cause the Spin-Offs, the Merger and the other transactions contemplated by this Agreement in connection with the Merger to be fully carried out. Without limiting the foregoing, Sullivan will use, and will cause its Subsidiaries to use, reasonable efforts to consummate the Merger in a manner to avoid the increase in the Cash Flow Multiplier caused by any delay in the Closing and the increase in the element of the Adjustment Amount described in
Section 3.D(1)(b). In addition, promptly after Sullivan becomes aware prior to the Closing of a breach of any fact or circumstance which constitutes or would constitute a breach of any other Party's representation or warranty set forth in this Agreement, Sullivan will give such Party notice thereof so that such Party may attempt to cure the same.

          7.I  Notice of Certain Developments.  Sullivan will give prompt
               ------ -- ------- ------------
written notice to Sinclair if, prior to the Closing: (1) Sullivan or any of its Subsidiaries receives a National Labor Relations Board union election petition relating to employees of any Station, (2) Sullivan or any of its Subsidiaries receives notice from any Market Cable System currently carrying a Station's signal of such Market Cable System's intention to delete such Station from carriage or change such Station's channel position on such Market Cable System, or (3) Sullivan becomes aware of any breach of any representation or warranty of Sullivan set forth in Article IV.

          7.J  Updated Information.  Sullivan agrees to provide to Sinclair and
               ------- -----------
the Merger Sub at or prior to the Closing, for informational purposes only, copies of all Contracts in existence at the time of the Closing which would have been required to be described on the attached Schedule 4J if such Contracts had existed on the date of this Agreement and which are not so disclosed.

          7.K  Non-Solicitation.  From the date of this Agreement until the
               ----------------
Closing or the earlier termination of this Agreement, each of ABRY Partners and Sullivan will not, and each of them will not cause (and will use reasonable efforts not to permit) any of its Subsidiaries, affiliates, directors, officers, employees, representatives or agents to, directly or indirectly solicit, or initiate, entertain or enter into any discussions or transactions with, or encourage or provide any information to, any Person (other than any Person described in Section 7.C(2)), concerning any sale of any of the assets of Sullivan or its Subsidiaries (other than any sale which is not prohibited by
Section 7.A(5)) or any merger, stock acquisition or similar transaction involving Sullivan or its Subsidiaries (other than an issuance of capital stock or capital stock equivalents by Sullivan and the Spin-Offs); provided that
                                                             --------
nothing in this Section 7.K will prohibit ABRY Partners or Sullivan from furnishing, or causing or permitting any other Person to furnish, information concerning Sullivan or its Subsidiaries to any governmental authority or court of competent jurisdiction or any other Person as may be required by any Legal Requirement.

          7.L  Interruption of Broadcast Transmission.
               ------------ -- --------- ------------

               (1) Notice of Loss or Damage.  In the event of any loss, damage,
                   ------ -- ---- -- ------
     impairment, confiscation or condemnation of any of the Station Assets prior to the Approval Date that interferes with the normal operations of the Stations, Sullivan will notify Sinclair of the same in writing promptly after Sullivan becomes aware thereof, specifying with reasonable particularity the loss, damage or impairment, confiscation or condemnation incurred, the cause thereof, if known or reasonably ascertainable, and any applicable insurance coverage. To the extent thereof, Sullivan will apply the proceeds of any insurance policy, judgment or award with respect thereto as necessary to repair, replace or restore such Station Assets to their prior condition as soon as practicable after such loss, damage, impairment, confiscation or condemnation.

               (2) Interruption of Transmission.  If before the Approval Date,
                   ------------ -- ------------
     due to damage or destruction of the assets of any Station, the regular broadcast transmission of one (1) or more of the Stations in the normal and usual manner is interrupted for a period of twelve (12) continuous hours or more, Sullivan will give prompt written notice thereof to

     Sinclair. If prior to the Approval Date, due to damage or destruction of the assets of one (1) or more of the Stations, the regular broadcast transmission of one (1) or more Stations in the normal and usual manner is interrupted such that the regular broadcast signal of any such Station (including its effective radiated power) is diminished in any material respect, then (i) Sullivan will give written notice to Sinclair promptly after Sullivan becomes aware thereof, and (ii) Sinclair shall have the right, by giving prompt written notice to Sullivan to postpone the Closing for a period up to sixty (60) days.

               (3) Failure to Resume Transmission.  In the event any one (1) or
                   ------- -- ------ ------------
     more Stations' normal and usual transmission has not been substantially resumed by the date scheduled for the Closing, as postponed pursuant to
     Section 7.L(2) above, Sinclair may, pursuant to Section 12.A(2)(c), terminate this Agreement by written notice to Sullivan. Notwithstanding the foregoing, however, Sinclair may, at its option, proceed to complete the Merger and complete the restoration and replacement of any damaged assets of the Station in question after the Closing Date, in which event:
     (a) all insurance or other proceeds received in connection therewith, to the extent such proceeds are received by Sullivan and have not therefore been used in the restoration or replacement of such assets, will be excluded from the Current Assets, and (b) the lesser of $5,000,000 and the excess (if any) of the reasonable cost to complete such restoration or replacement over the amount of such proceeds will be included in the computation of the Current Liabilities (the exclusion of such proceeds and the inclusion of such cost being in lieu and to the exclusion of any remedy pursuant to the Indemnity Agreement in respect of the failure of such restoration or replacement to be completed).

               (4) Interruption Notice/Termination.  If before the Approval
                   ------------ ------------------
     Date, due to damage or destruction of the Station Assets, the regular broadcast transmission of any Station in the normal and usual manner is interrupted for a period of seven (7) continuous days or more, Sullivan shall give prompt written notice thereof (the "Interruption Notice") to
                                                    ------------ ------
     Sinclair. During the two (2) Business Days after the receipt of the Interruption Notice, Sinclair shall have the right, in its sole and absolute discretion, by giving written notice thereof to Sullivan to terminate this Agreement pursuant to Section 12.A(2)(c).

          7.M  No Premature Assumption of Control.  Nothing contained in this
               -- --------- ---------- -- -------
Agreement will give any Acquiring Party any right to control the programming, operations, or any other matter relating to the Stations, and the respective licensees thereof, will have complete control of the programming, operations, and all other matters relating to the Stations (it being agreed that in any event Sinclair will have the right to withhold its Consent to any Program Contract to the extent provided in Section 7.A(3), if not deemed granted as provided therein).


                                 ARTICLE VIII

                   COVENANTS OF SINCLAIR AND THE MERGER SUB

          8.A  Hart-Scott-Rodino Matters.  On or prior to March 20, 1998,
               ----------------- -------
Sinclair will
complete all documents required to be filed with the FTC and the DOJ with respect to itself and/or its Affiliate(s) and concerning the Merger in order to comply with the Hart-Scott-Rodino Act and together with Sullivan and/or the appropriate Affiliate(s) of Sullivan who are required to join in such filings, will file the same with the FTC and the DOJ. Sinclair will pay the filing fees associated with all such filings (subject to partial reimbursement by Sullivan as provided in Section 7.D). Sinclair and the Merger Sub will promptly furnish all materials thereafter required by the FTC, the DOJ or any other governmental entity having jurisdiction over such filings, and will take all reasonable actions and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any such governmental entity, as may be required under the Hart-Scott-Rodino Act or other federal antitrust laws for the consummation of the Merger.

          8.B  Confidential Information. If for any reason the transactions
               ------------ -----------
contemplated in this Agreement are not consummated, each of Sinclair and the Merger Sub will not use or disclose to any Person (except to its agents, representatives and advisors, to its lenders and their respective agents, representatives and advisors, or as may be required by any Legal Requirement) any confidential information received from Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three or any of their respective agents, representatives and advisors (each a "disclosing party" for purposes of this Section 8.B) in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement. Nothing will be deemed to be confidential information for purposes of this Section 8.B that: (a) is or was known to any Sinclair-Related Entity at the time of its initial disclosure by a disclosing party to any Sinclair-Related Entity; (b) has become or becomes publicly known or available other than through disclosure by any Sinclair-Related Entity; (c) is or was rightfully received by any Sinclair-Related Entity from any Person unrelated to any Sinclair-Related Entity (other than any Person engaged by any Sinclair-Related Entity in connection with the transactions contemplated by this Agreement); or (d) is or was independently developed by any Sinclair-Related Entity. In addition, the Merger Sub agrees to be bound by the same obligations as Sinclair is bound pursuant to the confidentiality agreement dated as of November 20, 1997 between Sinclair and Sullivan Broadcasting, which confidentiality agreement will survive the execution and delivery of this Agreement and will survive the execution and termination of this Agreement, and no provision of this Section 8.B will be deemed to supersede or in any way limit any obligation or right under such confidentiality agreement.

          8.C  Efforts to Consummate.  Subject to the provisions of Article X
               ------- -- ----------
and Section 12.A, each of Sinclair and the Merger Sub will use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Articles IX and X to be fulfilled and cause each Spin-Off, the Merger and the transactions contemplated by this Agreement in connection with the Merger to be fully carried out. In addition, promptly after Sinclair or the Merger Sub becomes aware prior to the Closing of a breach of any fact or circumstance which constitutes or would constitute a breach of any representation or warranty of Sullivan set forth in this Agreement, Sinclair will give Sullivan notice thereof so that Sullivan may attempt to cure the same.

          8.D  Notice of Proceedings.  Each of Sinclair and the Merger Sub will
               ------ -- -----------
promptly notify Sullivan (prior to the Closing) or the Stockholder Representative (after the Closing) in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of either Spin-Off, the Merger or any other transaction contemplated by this Agreement, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of either Spin-Off, the Merger or any such other transaction, or to nullify or render ineffective this Agreement, either Spin-Off, the Merger or any such other transaction, if consummated. Sinclair will give the Stockholder Representative prompt written notice if any Acquiring Party becomes aware of any breach of any representation or warranty of any Acquiring Party set forth in Article V.

          8.E  Continued Employment.
               --------- ----------

               (1) Generally.  Except as provided in Section 8.E(2), the Merger
                   ---------
     Sub, in its capacity as Post-Merger Sullivan after the Effective Time, agrees to employ after the Closing, directly or indirectly through one or more of its Subsidiaries, all of those Persons who are common law employees of Sullivan and its Subsidiaries at the time of the Closing at the same rates of base pay and the other terms and conditions applicable to such employment at such time, and Sinclair and the Merger Sub agree to indemnify and hold harmless the Old Sullivan Stockholders, the Stockholder Representative and the present and former officers, directors, employees and agents of each of the Old Sullivan Stockholders, the Stockholder Representative, Sullivan and their respective Subsidiaries in respect of any loss, liability, cost, damage, claim or expense which may be incurred by or asserted against any of them arising out of or relating to any failure or refusal to so employ any such Person (including any change in any term or condition of such employment), or the termination of the employment of any such Person, at or after the Closing. Without limiting the foregoing indemnity, it is acknowledged that except as provided in any agreement referred to on the attached Schedule 4J, such employees will continue to be at-will employees, and the respective employers may terminate their employment or change their terms of employment at will, and/or Post-Merger Sullivan or its Subsidiaries may cover such employees under existing or new benefit plans, programs, and arrangements, and may amend or terminate the terms of any such plans, programs, or arrangements at any time (in each case, without reducing the indemnity obligation set forth in the preceding sentence). No employee or beneficiary of Post-Merger Sullivan or its Subsidiaries may sue to enforce the terms of this Agreement, including specifically this Section 8.E, and no such employee or beneficiary shall be treated as a third party beneficiary of this Agreement.

               (2) Excluded Employees.  The provisions of Section 8.E(1) will
                   -------- ---------
     not apply to the Corporate Personnel, the Non-Continuing Station Managers or any Person employed by Sullivan or any of its Subsidiaries pursuant to an agreement of a type described in clause (z) of Section 7.A(5)(b). Sullivan will cause the employment of each Non-Continuing Manager and the Corporate Personnel to be terminated, effective as of the time of the Closing. The liabilities of Sullivan and its Subsidiaries for amounts required to be paid in connection with or after the termination of any such excluded Person whose employment is terminated prior to or at the time of the Closing will be reflected in the computation of the Current Liabilities.

          8.F  Section 338 Election.  Without the Stockholder Representative's
               ------- --- --------
prior written consent, Sinclair will not, and will not cause or permit any of its Subsidiaries to, make an election under Section 338 of the Tax Code, or under any analogous provision of any other Legal Requirements relating to Taxes, with respect to the Merger.


                                  ARTICLE IX

            CONDITIONS TO THE OBLIGATIONS OF SULLIVANAT THE CLOSING

          The obligation of Sullivan to consummate the Merger is, at Sullivan's option, subject to the fulfillment of the following conditions at the time of the Closing (Sullivan expressly acknowledging that the effectiveness of the Sullivan Consents is not a condition to such obligation):

          9.A  Representations, Warranties, Covenants.
               ---------------- ----------- ---------

               (1) Each of the representations and warranties of the Acquiring Parties set forth in Article V, considered without regard to any materiality qualifiers contained therein, will be deemed to be made again at and as of the time of the Closing (other than any such representation or warranty which is expressly made with reference to a time prior to the time of the Closing, which will be deemed remade as of such time only), and taken as a whole such representations and warranties, as so remade, will have been true and accurate in all material respects, except to the extent of deviations therefrom permitted or contemplated by this Agreement; and

               (2) each Acquiring Party will in all material respects have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the time of the Closing, taken as a whole (other than the delivery of the Merger Consideration for the Sullivan Share Equivalents, which the Merger Sub will have established to Sullivan's reasonable satisfaction that it is prepared to deliver).

          9.B  Proceedings.
               -----------

               (1) No action or proceeding will have been instituted and be pending before any court or governmental body to restrain or prohibit, or to obtain a material amount of damages in respect of, the consummation of the transactions contemplated by this Agreement that, in the reasonable opinion of Sullivan, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or for the recovery against any Sullivan-Related Entity or any officer, director or stockholder of any Sullivan-Related Entity of a material amount of damages; and

               (2) no Party will have received written notice from any governmental body of (a) such governmental body's intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including, without limitation, a routine Civil Investigative Demand) into the consummation of the transactions contemplated by this Agreement, or (b) the actual commencement of such an investigation, in each case unless the same has been withdrawn, resolved, concluded or abandoned.

          9.C  Hart-Scott-Rodino.  The requisite waiting period under the Hart-
               -----------------
Scott-Rodino Act for the consummation of the Merger will have expired or been terminated.

          9.D  Spin-Offs.  The Required FCC Consent for each Spin-Off will have
               ---------
been Granted and be in full force and effect and all Acquiring Party Consents for the Spin-Offs will have been obtained and be in full force and effect; provided that the Grant and effectiveness of such Required FCC Consent and the
--------
effectiveness of such Acquiring Party Consents will not be conditions to Sullivan's obligation to consummate the Merger so long as any Sullivan Consent for the Spin-Offs is not in effect.

          9.E  Sufficient Funds to Satisfy Obligations.  Sullivan will have
               ---------------------------------------
received evidence which is reasonably satisfactory to Sullivan to the effect that the Merger Sub and Post-Merger Sullivan and/or its Subsidiaries have or will have the funds described in Section 11.E.

          9.F  Sinclair Common Stock.  If the Merger Sub has elected to pay part
               ---------------------
of the Merger Consideration for the Sullivan Share Equivalents in the form of shares of Sinclair Common Stock as provided in Section 3.A(3), then Sinclair will have taken such actions as may be required, or are reasonably requested by the Stockholder Representative, in order that the Sinclair Common Stock be registered and tradeable as described in Section 3.C(3), including any registration, notice of issuance or other action or notice to or by NASDAQ, Nasdaq National Market or any relevant securities exchange in order that such shares of Sinclair Common Stock be tradeable thereon.

          9.G  Other.  The Merger Sub will have delivered, or will stand ready
               -----
to deliver, to Sullivan such instruments, documents, and certificates as are contemplated by Section 3.I(3).


                                   ARTICLE X

                        CONDITIONS TO THE OBLIGATIONS OF
                         THE MERGER SUB AT THE CLOSING

          The obligations of the Merger Sub to pay the Merger Consideration for the Sullivan Share Equivalents and consummate the Merger on the Closing Date are, at the Merger Sub's option, subject to the fulfillment of the following conditions at the time of the Closing (Sinclair and the Merger Sub expressly acknowledging that neither the availability to the Merger Sub of funds sufficient to pay such Merger Consideration and to fulfill the obligations under
Section 11.E, nor the effectiveness of the Acquiring Party Consents, is a condition to such obligations):

          10.A Representations, Warranties, Covenants.
               --------------------------------------

               (1) Each of the representations and warranties of Sullivan and set forth in Article IV (other than any representation or warranty which speaks as of a time after the Closing), considered without regard to any materiality qualifiers contained therein, will be deemed to be made again at and as of the time of the Closing (other than any such representation or warranty which is expressly made with reference to a time prior to the time of the Closing, which will be deemed remade as of such time only), and taken as a whole such representations and warranties, as so remade, will have been true and accurate, except to the extent of deviations therefrom which are permitted or contemplated by this Agreement or which, in the aggregate, do not constitute and have not caused a Material Adverse Change; and

               (2) Sullivan will in all material respects have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the time of the Closing, taken as a whole.

          10.B Proceedings.
               -----------

               (1) No action or proceeding will have been instituted and be pending before any court or governmental body to restrain or prohibit, or to obtain a material amount of damages in respect of, the consummation of the transactions contemplated by this Agreement that, in the reasonable opinion of Sinclair, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or for the recovery against any Sinclair-Related Entity or any officer, director or stockholder of any Sinclair-Related Entity of a material amount of damages; and

               (2) no Party will have received written notice from any governmental body of (a) such governmental body's intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including, without limitation, a routine Civil Investigative Demand) into the consummation of the transactions contemplated by this Agreement, or (b) the actual commencement of such an investigation, in each case unless the same has been withdrawn, resolved, concluded or abandoned.

          10.C Hart-Scott-Rodino and Other Consents.  The requisite waiting
               ------------------------------------
period under the Hart-Scott-Rodino Act for the consummation of the Merger will have expired or been terminated and all Sullivan Consents will have been obtained and be effective. If the representation and warranty set forth in the final sentence of Section 4.N is untrue, then each Consent of a type described therein will have been obtained and be effective.

          10.D Spin-Offs.  The Required FCC Consents for the Spin-Offs will have
               ---------
been Granted and be in full force and effect and Sullivan will stand ready to effect, or will have effected, the Spin-Offs, and each of Sullivan Two and Sullivan Three will have entered into the New LMA applicable to it; provided that the foregoing will not be
                                   --------
conditions to the Merger Sub's obligation to consummate the Merger so long as any Acquiring Party Consent to a Spin-Off or the Merger is not in effect.

          10.E Minimum Gross Revenues.  The amount of the Gross Revenues for the
               ----------------------
Measurement Period will have been determined in accordance with Section 3.J and will be not less than the amount set forth below:

                 Last Day of
                 Measurement Period       Gross Revenues
                 ------------------       --------------

                 March 31, 1998           $32,042,000
                 April 30, 1998           $44,913,000
                 May 31, 1998             $58,693,000
                 June 30, 1998            $71,630,000
                 July 31, 1998            $82,729,000
                 August 31, 1998          $94,391,000

          10.F Limit on Dissenters. The holders of Sullivan Common Stock who
               -------------------
have demanded appraisal pursuant to Section 262 of the Delaware General Corporation Act and who have not subsequently withdrawn or waived (or been deemed to have withdrawn or waived) or who are not otherwise barred from requiring any such appraisal, if there are any such holders at the time of the Closing, will not hold Sullivan Common Stock which (absent such right of appraisal) would be entitled to receive in excess of 6% of the aggregate Merger Consideration for the Sullivan Share Equivalents (determined based on the Estimated Annualized Trailing Cash Flow, or the Annualized Trailing Cash Flow, if it has been finally determined in accordance with Section 3.J, and the Estimated KOKH Amount and the Estimated Adjustment Amount determined pursuant to
Section 3.E) if the Merger were consummated.

          10.G Other Instruments.  Sullivan will have delivered, or will stand
               -----------------
ready to deliver, to the Merger Sub such instruments, documents, and certificates as are contemplated by Section 3.I(2).


                                   ARTICLE XI

                              POST-CLOSING MATTERS

          11.A Survival.  The representations, warranties and certifications of
               --------
the Parties contained in or made pursuant to this Agreement (including any certification contained in any certificate to be delivered pursuant to Section 3.I) will survive the execution of this Agreement and the Closing only to the extent expressly provided in the Indemnity Agreement. The covenants and agreements of the Parties set forth in this Agreement will survive until performed and discharged in full.

          11.B Limitation of Recourse.  Except as provided in the Indemnity
               ----------------------
Agreement, after the Closing, no claim may be brought or maintained against any Party or any Old Sullivan Stockholder or any of their respective present or former officers, directors, employees or other affiliates by any Party or Old Sullivan Stockholder or any of its successors or assigns, and no recourse may be sought or granted against any Person, by virtue of or based upon any alleged misstatement, omission, inaccuracy in, or breach of any representation, warranty or certification of any Party set forth in or made pursuant to this Agreement, and in no event will Sinclair or Post-Merger Sullivan be entitled to claim or seek any rescission of the Merger or any of the other transactions consummated pursuant to the Transaction Documents, any such right of rescission or rights to damages which any such Party might otherwise have being hereby expressly waived and any claims or judgments being limited accordingly; provided that nothing in
                                                       --------
this Agreement will constitute a waiver of or limit any Old Sullivan Stockholder's recourse or remedy pursuant to any federal or state securities laws arising out of or relating to the offering or issuance of Sinclair Common Stock hereunder.

          11.C Acknowledgment by the Acquiring Parties.  Each of the Acquiring
               ---------------------------------------
Parties has conducted, to its satisfaction, an independent investigation and verification of Sullivan, its Subsidiaries, the Stations and the Station Assets and the financial condition, results of operations, assets, liabilities, properties and projected operations of Sullivan, its Subsidiaries, the Stations and the Station Assets. In determining to enter into this Agreement and proceed with the transactions contemplated by this Agreement, each Acquiring Person has relied on the covenants of Sullivan, the results of such independent investigation and verification and the representations and warranties of Sullivan (in conjunction with the Schedules hereto) set forth in this Agreement (including the certifications to be made in any certificate to be delivered pursuant to Section 3.I), all of which each Acquiring Party acknowledges and agrees will survive for a limited duration. SUCH REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS WITH RESPECT TO SULLIVAN, ITS SUBSIDIARIES, THE STATIONS AND THE STATION ASSETS TO THE ACQUIRING PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH ACQUIRING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS OF ANY KIND OR NATURE AND WHETHER ORAL OR CONTAINED IN ANY WRITING OTHER THAN THIS AGREEMENT OR ANY SUCH CERTIFICATE (INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION, WARRANTY OR CERTIFICATION RELATING TO THE PROJECTED, FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OR OPERATIONS, ASSETS OR LIABILITIES RELATING TO THE STATIONS) ARE SPECIFICALLY DISCLAIMED BY SULLIVAN, THE STOCKHOLDER REPRESENTATIVE, THE OFFICERS OF SULLIVAN AND ITS SUBSIDIARIES AND THE OLD SULLIVAN STOCKHOLDERS.

          11.D Corporate Names.  After the Merger (but on the Closing Date),
               ---------------
Post-Merger Sullivan will take and will cause its Subsidiaries to take such action as is necessary to change its corporate name in its certificate or articles of incorporation filed with the Secretary of State or similar official of the jurisdiction of its incorporation to a name which does not include, and is not confusingly similar to, the name "Sullivan" and will cease the use of all Sullivan Broadcasting logos or any similar mark. Notwithstanding anything in this Agreement to the contrary, Post-Merger Sullivan and its Subsidiaries will be entitled to continue to use its present corporate name until such time as such name change is effective and to the extent necessary to accomplish such name change, and may endorse checks and other instruments in such name.

          11.E Satisfaction of Certain Obligations.  On the Closing Date,
               -----------------------------------
immediately after the Effective Time, the Merger Sub will, and Sinclair will cause Post-Merger Sullivan and each of Post-Merger Sullivan's Subsidiaries to, pay in full all Funded Indebtedness of Sullivan and its Subsidiaries pursuant to, and otherwise satisfy all obligations of Sullivan and its Subsidiaries under, the Sullivan Senior Debt Arrangements and the Mission Guarantees (other than Funded Indebtedness incurred pursuant to any Sullivan Indenture, to the extent any Consent necessary to permit the same to remain outstanding after the Closing) . Without limiting the foregoing, Sinclair will cause Post-Merger Sullivan and/or one or more of its Subsidiaries to have on the Closing Date funds which are sufficient to permit Post-Merger Sullivan and/or its Subsidiaries to take the actions contemplated by this Section 11.E and will cause the Merger Sub to have funds necessary to permit the Merger Sub to pay the Merger Consideration for the Sullivan Share Equivalents and make the deposit (if any) in the Estimate Fund pursuant to Section 3.A(3)(d).


                                  ARTICLE XII

                                  TERMINATION

          12.A Termination of Agreement Prior to Closing.  Subject to Section
               -----------------------------------------
12.A(3), this Agreement may be terminated at any time prior to the Closing as follows:

               (1) By Sullivan.  By Sullivan, by written notice (a "Sullivan
                   -----------                                      --------
     Termination Notice") to Sinclair:
     ------------------

                   (a) at any time when any material breach by any Acquiring Party of its obligations pursuant to this Agreement has occurred and is continuing, if both

                         (i) such breach materially and adversely affects the likelihood that any of the conditions set forth in any of Article IX or Article X which has not been satisfied or waived will be satisfied or materially and adversely affects any Party's ability to comply with its obligations pursuant to this Agreement, and

                         (ii) at least thirty days have elapsed since Sullivan
               gave Sinclair written notice requesting that such Acquiring Party cure such breach,

          unless prior to the giving of the Sullivan Termination Notice each such breaching

          Acquiring Party has cured such breach;

                    (b) at any time after the Merger Sub has failed to make the Mandatory Payment when required by Section 3.K(1), if the Merger Sub has not made the Mandatory Payment prior to the giving of such Sullivan Termination Notice (in which event the termination of this Agreement pursuant to the delivery of such Sullivan Termination Notice will be effective at 5:00 p.m., Boston, Massachusetts, time, on the second Business Day after such Notice is given, unless the Mandatory Payment is made prior to such time);

                    (c) at any time after the Expiration Dat, if

                        (i) as of the Expiration Date, each of Sullivan's and the Merger Sub's conditions to closing set forth in Articles IX and X was satisfied or waived in writing,

                        (ii) as of the Expiration Date, (x) each of Sullivan's and the Merger Sub's conditions to closing set forth in Articles IX and X (other than any set forth in Sections 9.D and 10.D) was satisfied or waived in writing, (y) the Required FCC Consent has been Granted and each Sullivan Consent for the Spin-Offs had been obtained, and (z) any Acquiring Party Consent for a Spin-Off was not obtained,

                        (iii) the absence of satisfaction of each of Sullivan's
               and the Merger Sub's conditions to closing set forth in Articles IX and X which was not waived in writing or satisfied as of the Expiration Date was caused by a breach by one or more of the Acquiring Parties of any of its or their representations, warranties and/or obligations under this Agreement and/or the failure of any Acquiring Party Consent to have been obtained,

                        (iv) the Approval Date had not occurred on or prior to the Expiration Date as a result of any breach by one or more of the Acquiring Parties of any provision of this Agreement, or

                        (v) one or more of the Acquiring Parties and the Affiliates thereof refused, failed or declined to take any action (other than divesting itself of a broadcast television or radio station of which it or one of its Subsidiaries is the licensee or terminating any time brokerage or similar arrangement) which the FCC, the FTC, the DOJ or the staff of any of them indicates to any Acquiring Party or agent thereof is a condition to the grant of the Required FCC Consent or the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Act for the Merger; or

                    (d) at any time after the Expiration Date, in any circumstance which is not described in Section 12.A(1)(c), unless the absence of satisfaction of each of Sullivan's and the Merger Sub's closing conditions set forth in Articles IX and X which has not been satisfied or waived in writing has been caused by a breach by Sullivan of its obligations under this Agreement.

               (2) By Sinclair.  By Sinclair, by written notice (a "Sinclair
                   -----------                                      --------
     Termination Notice") to Sullivan:
     ------------------

                   (a) at any time when any material breach by Sullivan of its obligations pursuant to this Agreement has occurred and is continuing, if both

                        (i) such breach materially and adversely affects the likelihood that any of the conditions set forth in Article IX or
               Article X will be satisfied or materially and adversely affects any Party's ability to comply with its obligations pursuant to this Agreement and

                        (ii) at least thirty days have elapsed since Sinclair
               gave Sullivan written notice requesting that Sullivan cure such breach,

          unless prior to the giving of such Sinclair Termination Notice Sullivan has cured such breach;

                   (b) at any time on or prior to the fifth (5th) Business Day after Sullivan delivers to Sinclair any amendment and restatement or modification of any attached Schedule pursuant to Section 13.P, if such amendment and restatement or modification reflects any fact or circumstance which (alone or in the aggregate with all other facts and circumstances reflected in the attached Schedules as so amended and restated or modified and not reflected in the attached Schedules as initially attached to this Agreement) represents or has caused a Material Adverse Change;

                   (c) (i) at any time when there has occurred a Material Adverse Change and at least 30 days have elapsed since Sinclair gave Sullivan notice of the occurrence of such Material Adverse Change, unless the facts or circumstances causing or constituting such Material Adverse Change have been cured or otherwise no longer exist, or (ii) under the circumstances described in Section 7.L(3) or 7.L(4);

                   (d) at any time during the five (5) Business Days after the amount of the Gross Revenues (as if the Measurement Date were June 30,
          1998) is finally determined pursuant to Section 3.J, if such amount is less than $71,630,000;

                   (e) at any time after the Expiration Date, under any circumstances described in Section 12.A(1)(c); or

                   (f) at any time after the Expiration Date, in any case not described in Section 12.A(2)(e).

          (3)  When Termination Not Permitted.  Sullivan may not terminate this
               ------------------------------
     Agreement pursuant to Section 12.A(1) at any time when Sullivan is in material breach of a material obligation under this Agreement. Sinclair may not terminate this Agreement pursuant to Section 12.A(2) (other than pursuant to Section 12.A(2)(e)) at any time when any Acquiring Party is in material breach of a material obligation under this Agreement.

          12.B Survival of Certain Provisions; Remedies.
               ----------------------------------------

               (1) General.  No Party will have any liability to any other Party
                   -------
     for costs, expenses, damages (consequential or otherwise), loss of anticipated profits, or otherwise as a result of a termination pursuant to
     Section 12.A, except as provided in Section 12.B(2), 12.B(3) or 12.B(4). The Parties agree that time is of the essence with respect to the provisions of Sections 3.H., 3.K and 12.A. Sections 7.G and 7.B, this
     Article XII and Article XIII will survive the termination of this Agreement pursuant to Section 12.A.

               (2) Disposition of Earnest Money Fund and Income.  If this
                   --------------------------------------------
     Agreement is terminated pursuant to any of Sections 12.A(1)(a), 12.A(1)(b), 12.A(1)(c) or 12.A(2)(e), then the Earnest Money Fund will be paid to Sullivan (unless the Mandatory Payment has theretofore been made to Sullivan), and all Earnest Money Income will be paid to Sinclair. If this Agreement is terminated pursuant to any of Sections 12.A(1)(d), 12.A(2)(a), 12.A(2)(b), 12.A(2)(c), 12.A(2)(d) or 12.A(2)(f), then the Earnest Money
     Fund and all Earnest Money Income will be paid to Sinclair (unless the Mandatory Payment is due and payable and has not been paid, in which case the Mandatory Payment will be made from the Earnest Money Fund and the Earnest Money Income, and the remainder thereof will be paid to Sinclair). Any payment to be made pursuant to this Section 12.B(2) may be requested, and will be made, in accordance with the Earnest Money Escrow Agreement.

               (3) For Sullivan.  Sullivan's sole and exclusive remedy for any
                   ------------
     termination of this Agreement or any failure of performance or compliance by any Acquiring Party with any covenant or agreement contained in this Agreement prior to the Closing will be Sullivan's right (if any) to receive the Earnest Money Fund as provided in the Earnest Money Escrow Agreement (or its right, if any, to receive or retain the Mandatory Payment, unless otherwise expressly provided in Section 12.B(4)(d), as liquidated damages and not as a penalty).

               (4) For the Acquiring Parties.  The Acquiring Parties' sole and
                   -------------------------
     exclusive remedies for the termination of this Agreement or any failure of performance or compliance by Sullivan with any covenant or agreement contained in this Agreement prior to the Closing will be

                   (a) in the case of any such termination pursuant to Section 12.A, Sinclair's right (if any) to receive the Earnest Money Fund and the Earnest Money Income (including the right to any Earnest Money Income not yet received by the Earnest Money Escrow Agent) as provided in Section 12.B(2) and the Earnest

          Money Escrow Agreement;

                   (b) in the case of any such failure, their respective rights (if any) under applicable law or equitable principles to seek damages in respect of their direct out-of-pocket losses or expenses (but not any damages in respect of lost profits or other similar or consequential or incidental damages) occasioned by and as a consequence of such breach;

                   (c) their respective rights (if any) under applicable law or equitable principles to seek specific enforcement of this Agreement against Sullivan, including specific enforecement of Sullivan's obligation to consummate the Merger (subject to FCC approval and other required Consents being obtained), it being acknowledged by Sullivan that the Acquiring Parties would not have an adequate remedy at law in the event of any such failure, provided that no Acquiring Party will
                                         --------
          be entitled to such specific performance unless (i) each Acquiring Party has complied in all material respects with its material obligations under this Agreement and (ii) either (A) each condition to closing of Sullivan set forth in Article IX has been satisfied or waived in writing or (B) the absence of satisfaction of each such condition to closing which has not been satisfied or waived in writing is caused solely by a breach by Sullivan of its obligations under this Agreement;

                   (d) in the case of any such failure after the Approval Date, the release of the Merger Sub from the obligation to pay, or the return of, as the case may be, the Mandatory Payment, if (i) Sinclair has terminated this Agreement pursuant to Section 12.A(2)(a) or
          Section 12.A(2)(d), (ii) each Acquiring Party complied in all material respects with its material obligations under this Agreement prior to such termination, and (iii) if Sinclair terminated this Agreement pursuant to Section 12.A(2)(a), then either (A) each condition to closing set forth in Articles IX was satisfied or waived in writing as of the Expiration Date or (B) the absence of satisfaction of each such condition which was not satisfied or waived in writing as of the Expiration Date was caused solely by a breach by Sullivan of its obligations under this Agreement (it being agreed that, except as expressly provided in this Section 12.B(4)(d), if the Approval Date occurs and this Agreement is terminated prior to the Closing, then the Merger Sub will nonetheless be required to make the Mandatory Payment and, if the Mandatory Payment has been made prior to such termination, then Sullivan will be entitled to retain the Mandatory Payment); and

                   (e) if (i) Sinclair has terminated this Agreement pursuant to Section 12.A(2)(a) based on a willful breach of this Agreement by Sullivan, (ii) the circumstances described in clauses (ii) and (iii) of Section 12.B(4)(d) apply, and (iii) Sinclair has disclaimed in writing its right to seek specific performance as described in Section 12.B(4)(c) or Sinclair has asserted such right and such remedy has been denied in a final, nonappealable judgment on the grounds that the obligation of Sullivan to consummate the Merger hereunder is not of a type for which specific enforcement is an available remedy, then in addition to Sinclair's right to receive the

          Earnest Money Fund as the Earnest Money Income as provided in Section 12.B(4)(a), upon the occurrence of the event described in clause (iii) above, Sullivan will pay to Sinclair the amount of Seventy Five Million Dollars ($75,000,000) in cash as liquidated damages.


                                  ARTICLE XIII

                                 MISCELLANEOUS

          13.A  Expenses.  Except as otherwise expressly provided in this
                --------
Agreement, Sullivan will bear all of the expenses incurred prior to the Closing by Sullivan and the Stockholder Representative in connection with the transactions contemplated by this Agreemen, and each of the Acquiring Parties will bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, in each case including, without limitation, accounting and legal fees incurred in connection herewith.

          13.B  Assignments.
                -----------

                (1) By Sullivan.  This Agreement may not be assigned by Sullivan
                    -----------
     without the prior written consent of the Acquiring Parties.

                (2) By Sinclair or the Merger Sub.  Prior to the Closing, this
                    -----------------------------
     Agreement may be assigned by Sinclair or the Merger Sub (or the Merger Sub may cease to be a wholly-owned Subsidiary of Sinclair prior to the Closing) only with the prior written consent of Sullivan, except that at any time Sinclair or the Merger Sub may assign its rights and interests hereunder absolutely to one or more directly or indirectly wholly-owned Subsidiaries of Sinclair without obtaining such consent; provided in each case, that the
                                                 --------
     assigning Person gives Sullivan, prior to the Closing, or the Stockholder Representative, after the Closing, prior written notice of such assignment and that such assignment will not delay the satisfaction of any condition to closing set forth in this Agreement, and provided further that any such
                                             --------------------
     assignment will not relieve the assigning Person of any of its obligations or liabilities hereunder.

                (3) Exceptions.  Notwithstanding the foregoing, any Party may
                    ----------
     assign its rights under this Agreement for collateral purposes only to any lender to it, or any agent for any such lender(s), without the consent of any other Party, and any such lender or agent may transfer such rights pursuant to the exercise of remedies with respect to such collateral security to any other Person (it being understood that any such lender or agent will be a third-party beneficiary of the agreement constituted by this Section 13.B(3)).

                (4) General Rules.  Any attempt to assign this Agreement or any
                    -------------
     rights or obligations hereunder without first obtaining any consent which is required by this Section 13.B will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Old Sullivan

     Stockholder is an express third-party beneficiary of this Agreement.

          13.C Further Assurances.  From time to time prior to, at, and after
               ------------------
the Closing, each Party will execute all such instruments and take all such actions as any other of them, being advised by counsel, may reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including the execution and delivery of any and all consents, confirmatory and other instruments, in addition to those to be delivered at the Closing, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

          13.D Notices.  All notices, demands, and other communications which
               -------
may or are required to be given under or with respect to this Agreement will be in writing, will be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, and will be deemed to have been given or made when personally delivered, or on the next Business Day after delivery to such overnight delivery service, or on the fifth day after it is deposited in the mail, registered or certified, first class postage prepaid, as the case may be, if addressed as follows:

               (1) If to Sullivan (prior to the Closing) or the Stockholder
                   --------------------------------------------------------
                   Representative:
                   --------------

               c/o ABRY Partners, Inc.
               18 Newbury Street
               Boston, Massachusetts 02116
               Attn: Royce Yudkoff, President

               with a copy (which will not constitute notice to Sullivan or the Stockholder Representative) to:

                   John L. Kuehn, Esq.
                   Kirkland & Ellis
                   153 E. 53rd Street
                   New York, New York 10022

          or to such other address and/or with such other copies as the Person to whom such notice is to be given may from time to time designate by notice to the Acquiring Parties given in accordance with this Section 13.D.

               (2) If to Sinclair, the Merger Sub or  Post-Merger Sullivan:
                   -------------------------------------------------------

               Sinclair Broadcast Group, Inc.
               2000 W. 41st Street
               Baltimore, Maryland  21211
               Attn:     David D. Smith, President

               with a copy (which will not constitute notice to Sinclair, the Merger Sub or

              Post-Merger Sullivan) to:

                    Steven A. Thomas, Esq.
                    Thomas & Libowitz, P.A.
                    100 Light Street, Suite 1100
                    Baltimore, Maryland  21202

                    and
                    ---

                    Sinclair Communications, Inc.
                    2000 W. 41st Street
                    Baltimore, Maryland 21211
                    Attn:  General Counsel

                    and
                    ---

                    George Stamas, Esq.
                    Wilmer, Cutler & Pickering
                    100 Light Street
                    Baltimore, Maryland  21202

          or to such other address and/or with such other copies as the Person to whom such notice is to be given may from time to time designate by notice to Sullivan (if prior to the Closing) and the Stockholder Representative given in accordance with this Section 13.D.

          13.E Captions.  The captions of Articles and Sections of this
               --------
Agreement are for convenience only, and will not control or affect the meaning or construction of any of the provisions of this Agreement.

          13.F Law Governing.  THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED,
               -------------
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCES TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES GOVERNS THE TRANSACTIONS CONTEMPLATED HEREBY.

          13.G Waiver of Provisions.  The terms, covenants, representations,
               --------------------
warranties, and conditions of this Agreement may be waived as to any Party only by a written instrument executed by such Party. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived as to any Old Sullivan Stockholder only by a written instrument executed by Sullivan, prior to the Closing, or the Stockholder Representative, after the Closing. The failure of any Party or any Old Sullivan Stockholder at any time or times to require performance of any provision of this Agreement will in no manner affect the right at a later date to enforce the same. No waiver by or on behalf of any Party to this Agreement or any Old Sullivan Stockholder of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

          13.H Counterparts.  This Agreement may be executed in two (2) or more
                -----------
counterparts, and all counterparts so executed will constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties hereto are not signatory to the same counterpart.

          13.I Entire Agreement.  This Agreement (including the Schedules and
               ----------------
Exhibits hereto) and the confidentiality agreement referred to in Section 8.C (including the Acquiring Parties' obligations with respect thereto, as provided in Section 8.C), constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede any and all prior agreements, understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof.

          13.J Access to Books and Records.
               ---------------------------

               (1) Post-Merger Sullivan will, and will cause its Subsidiaries to, preserve for not less than five (5) years after the Closing Date all books and records included in the Station Assets. After such five-year period, Post-Merger Sullivan will not, and will not cause or permit its Subsidiaries to, destroy any books or records relating to the conduct of business of the Stations prior to the Effective Time unless Post-Merger Sullivan first offers to transfer such books and records to the Stockholder Representative at no cost to the Stockholder Representative, and if Post-Merger Sullivan is requested to do so, Post-Merger Sullivan will transfer, or cause a Subsidiary of Post-Merger Sullivan to transfer, such books or records to the Stockholder Representative.

               (2) At the request of the Stockholder Representative, Post-Merger Sullivan will, and will cause each of its Subsidiaries to, permit the Stockholder Representative (including its officers, employees, accountants, and counsel) any access, upon reasonable prior written notice during normal business hours, to all of its property, accounts, books, contracts, records, accounts payable and receivable, records of employees, FCC logs and other information concerning the affairs or operation of the Stations as the Stockholder Representative may reasonably request for any reasonable purpose relating to the transactions contemplated by this Agreement or the ownership or operation of any Station prior to the Effective Time, and to make extracts or copies from the foregoing at the Stockholder Representative's expense. At Post-Merger Sullivan's request, prior to receiving any such requested information, the Stockholder Representative will execute a confidentiality agreement with respect thereto which is reasonably acceptable to Post-Merger Sullivan.

          13.K Public Announcements.  Prior to the Closing, no Party will,
               --------------------
except by mutual agreement of Sullivan and Sinclair (including agreement as to content, text and method of distribution or release), make any press release or other public announcement or disclosure concerning the transactions contemplated by this Agreement, except as may be required by any Legal

Requirement (including filings and reports required to be made with or pursuant to the rules of the Securities and Exchange Commission); provided that, prior to
                                                         --------
making any such announcement or disclosure required by any Legal Requirement, to the extent practicable, the disclosing Party gives each Person named above prior written notice of the context, text and content of, the method of distribution or release of, and all other material facts concerning, such disclosure.

          13.L Disclosure.  If and to the extent that any information required
               ----------
to be furnished by Sullivan in any attached Schedule is contained in this Agreement or in any attached Schedule, such information will be deemed to have been included in each other attached Schedule in which such information is required to be included to the extent its relevance to such latter Schedule is reasonably apparent. By including any information in any attached Schedule, Sullivan will not be deemed to have admitted or acknowledged that such information is material to or outside the ordinary course of the business of Sullivan or any Station.

          13.M Definitional Provisions.
               -----------------------

               (1) Terms Defined in Appendix.  Each capitalized term which is
                   -------------------------
     used and not otherwise defined in this Agreement or any attached Schedule has the meaning which is specified for such term in the Appendix which is attached to this Agreement.

               (2) Materiality.  For purposes of Sections 9.A(2), and 10.A(2),
                   -----------
     materiality (as embodied in the phrase "in all material respects" will be measured by reference to the business or operations of the Stations, taken as a whole, the value of the Station Assets, taken as a whole, or the ability of Sullivan or Sinclair and the Merger Sub, taken as a whole, as the case may be, to perform or carry out the transactions contemplated by this Agreement, as the context requires.

               (3) Knowledge.  As used in this Agreement, the term "knowledge"
                   ---------
     of Sullivan will refer only to the actual knowledge, without any particular inquiry (except as specified in this Agreement), of the Corporate Personnel, Andrew Banks and Royce Yudkoff, after inquiry of the general managers of the Stations; and the "knowledge" of Sinclair or the Merger Sub will refer only to the actual knowledge, without any particular inquiry (except as specified in this Agreement) of David Smith and David Amy.

               (4) Interpretation.  Words used in this Agreement, regardless of
                   --------------
     the gender and number specifically used, will be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires. Whether or not used in conjunction with the words "without limitation" or words of similar import, the term "including" as used in this Agreement imports that the items referred to are illustrative only and do not purport to be a complete listing of the items of the type in question. The wording of the provisions of this Agreement is the result of arms-length negotiations among the parties to this Agreement and was selected by them to reflect their mutual intentions; therefore, no party will be deemed the "drafter" of this Agreement and no rule of strict construction will be applied against or in favor of any party to this Agreement.

          13.N Arbitration.
               -----------

               (1) Generally.  Except as expressly provided in the Estimate
                   ---------
     Escrow Agreement or the Indemnity Escrow Agreement or for purposes of pursuing any remedy pursuant to Section 12.B(3)(b), the arbitration procedures described in this Section 13.N will be the sole and exclusive method of resolving and remedying claims arising under this Agreement and the other Transaction Documents ("Disputes"); provided that nothing in this
                                       --------    --------
     Section 13.N will prohibit a Party from instituting litigation to enforce any Final Arbitration Award. Except as otherwise provided in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"), the arbitration procedures
                                    ---------
     described in this Section 13.N and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of New York from time to time. No Person will be entitled to claim or recover punitive damages in any such proceeding.

               (2) Notice of Arbitration.  If a Party asserts that there exists
                   ---------------------
     a Dispute, then such Person (the "Disputing Person") will give each other
                                       ----------------
     Person involved in such Dispute a written notice setting forth the nature of the asserted Dispute. If all such Persons do not resolve any such asserted Dispute prior to the tenth Business Day after such notice is given, then the Disputing Person may commence arbitration pursuant to this
     Section 13.N by giving each other Person involved in such Dispute a written notice to that effect (an "Arbitration Notice"), setting forth any matters
                                ------------------
     which are required to be set forth therein in accordance with the AAA Rules. Unless otherwise notified, the Acquiring Parties are entitled to assume that the Stockholder Representative is authorized to act on behalf of each Old Sullivan Stockholder with respect to any Dispute.

               (3) Selection of Arbitrator.  The Persons involved in such
                   -----------------------
     Dispute will attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected prior to the twentieth Business Day after the related Arbitration Notice is given, then an arbitrator which is experienced in matters of the type which are the subject matter of the Dispute will be selected in accordance with the AAA Rules.

               (4) Conduct of Arbitration.  The arbitration will be conducted
                   ----------------------
     under the AAA Rules, as modified by any written agreement among the Persons involved in such Dispute. The arbitrator will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the arbitrator (the "Final Arbitration Award") is made or
                                        -----------------------
     rendered as soon as practicable, and the Persons involved in such Dispute will use reasonable efforts to cause a Final Arbitration Award to occur not later than the sixtieth day after the arbitrator is selected. Any Final Arbitration Award will be final and binding upon the Persons involved in such Dispute, and there will be no appeal from or reexamination of any Final Arbitration Award, except as provided in the Uniform Arbitration Act, as in effect in the State of New York from time to time.

               (5) Enforcement.  A Final Arbitration Award may be enforced in
                   -----------
     any state or federal court having jurisdiction over the subject matter of the related Dispute.

               (6) Expenses.  The prevailing Person(s) in any arbitration
                   --------
     proceeding in connection with this Agreement will be entitled to recover from the non-prevailing Person(s) their reasonable attorneys' fees and disbursements in addition to any damages or other remedies awarded to such prevailing Person(s), and the non-prevailing Person(s) will be required to pay all other costs and expenses associated with the arbitration; provided
                                                                       --------
     that (i) if an arbitrator is unable to determine that a Person is a prevailing Person in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such arbitrator upon the basis of the outcome of such arbitration proceeding, and (ii) if such arbitrator is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Sullivan and one-half by Sinclair, and each Party will pay the out-of-pocket expenses incurred by it. As part of any Final Arbitration Award, the arbitrator may designate the prevailing Person(s) for purposes of this Section 13.N(6). Except as provided in the preceding sentences, each Person involved in a Dispute will bear its own costs and expenses (including legal fees and disbursements) in connection with any such proceeding or submission.

          13.O Stockholder Representative.
               --------------------------

               (1) Appointment; Authority Generally.  On behalf of the Old
                   --------------------------------
     Sullivan Stockholders, Sullivan hereby appoints ABRY Partners as the initial Stockholder Representative under this Agreement, to serve in accordance with the terms, conditions and provisions of this Agreement, and ABRY Partners, by its execution of this Agreement, hereby agrees to act as such, upon the terms, conditions and provisions of this Agreement. From and after the Closing, the Stockholder Representative will be authorized to act on behalf of the Old Sullivan Stockholders in accordance with this Agreement.

               (2) Authorization.  The Stockholder Representative, in such
                   -------------
     capacity, will be entitled to take all actions on behalf of the holders of Sullivan Shares or the Old Sullivan Stockholders, as the case may be, with respect to this Agreement and the other agreements contemplated hereby, and omit to take any action, each as directed by

                   (a) prior to the Effective Time, the holders of capital stock of Sullivan having a majority of the voting power represented by the outstanding capital stock of Sullivan at the time in question, and

                   (b) after the Effective Time, Persons who immediately prior to the Effective Time held Sullivan Shares which represented a majority of the voting power of the Sullivan Shares,

     (in either case, the "Majority Sullivan Stockholders").  The Stockholder
                           ------------------------------
     Representative may be removed and replaced from time to time as the representative of the holders of the Sullivan Shares or the Old Sullivan Stockholders by written notice given by the Majority Sullivan Stockholders to Sullivan (prior to the Effective Time) and the Acquiring Parties.

               (3) Responsibility.  The Stockholder Representative will have no
                   --------------
     duties
     or responsibilities except those expressly set forth in this Agreement or any other agreement which may be entered into by it hereunder. The Stockholder Representative will have no responsibility for the validity of this Agreement or any agreement referred to in this Agreement or for the performance of any such agreements by any party thereto or for the interpretation of any of the provisions of any such agreements. The Stockholder Representative's liability in fulfilling its duties will be limited to bad faith, willful misconduct or gross negligence on its part. The Stockholder Representative will be protected in acting upon any certificate, notice or other instrument whatsoever received by the Stockholder Representative as to its due execution, the validity and effectiveness of its provisions, and the truth and accuracy of any information therein contained that the Stockholder Representative in good faith believes to be genuine and to have been signed or presented by a proper Person or Persons. The Stockholder Representative may, in its sole discretion, consult with and obtain advice from legal counsel and any other Person in the event of any question as to any of the provisions of this Agreement, any other agreement entered into in connection herewith or its duties hereunder or thereunder. The reasonable cost of such services, to the extent not borne by Sullivan, will be borne among the Old Sullivan Stockholders who held Sullivan Shares immediately prior to the Merger Effective Time, pro rata in accordance with the respective amounts of the Merger Consideration to be received by them in respect of the Sullivan Shares.

               (4) Resignation; Replacement.  The Stockholder Representative
                   ------------------------
     will have the right, in its sole discretion, to resign as the Stockholder Representative (in its capacity as the representative of the holders of Sullivan Shares or the Old Sullivan Stockholders) at any time by giving at least 30 days prior written notice to Sullivan (prior to the Effective
     Time) and the Acquiring Parties. In such event, Sullivan (prior to the Effective Time) or the Majority Sullivan Stockholders (after the Effective
     Time) will promptly appoint another Stockholder Representative to represent the holders of Sullivan Shares and the Old Sullivan Stockholders and give notice of such selection to the Acquiring Parties and the Old Sullivan Stockholders (after the Effective Time). Such resignation of the Stockholder Representative will be effective upon such notice being given and such new Stockholder Representative's acceptance of such appointment and will relieve the resigning Stockholder Representative of all duties and responsibilities of the Stockholder Representative in such capacity thereafter arising.

          13.P Completion of Sullivan's Schedules.  The Acquiring Parties
               ----------------------------------
acknowledge that Sullivan has executed this Agreement without having the opportunity to request of personnel of the Stations information which may be material to the preparation of the attached Schedules referred to in Article IV (and that, therefore, some or all of such attached Schedules may not be correct and complete and, as a result, some or all of the representations and warranties set forth in Article IV which refer to such attached Schedules may not be true and correct). On or prior to March 9, 1998, Sullivan may deliver to Sinclair an amendment and restatement of any such attached Schedule, or any portion thereof, or a supplement to any such attached Schedule or any portion thereof, which may be required in order to accurately depict facts and circumstances which exist on the date of this Agreement (or any other applicable date referred to in any such representation or warranty), and the attached Schedule or portion thereof in question will be deemed to have been so amended and restated or modified, as the case may be, as of the time of the execution and delivery of this Agreement. The Acquiring Parties' sole and exclusive remedy under this Agreement with respect to any matter which may be disclosed by any such amendment and restatement or supplement will be Sinclair's right (if any) to terminate this Agreement as described in Section 12.A(2)(b).

          13.Q Treatment of Station KOKH. Each Acquiring Party acknowledges
               -------------------------
that, notwithstanding any language to the contrary in this Agreement, Sullivan has not made and will not make any representation, warranty or certification of any kind with respect to Station KOKH (including with respect to the assets, liabilities and operations related to Station KOKH), and no representation or warranty set forth in Article IV, and no certification relating thereto delivered pursuant to Sections 3.I, will be deemed to apply to Station KOKH (including to any related asset, liability or operations). The Annualized Trailing Cash Flow, the Gross Revenues, the Current Assets, the Current Liabilities and the Sullivan Receivables will be determined without regard to the results of operations and assets of Station KOKH.


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                                      68

          IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                SULLIVAN BROADCAST HOLDINGS, INC.


                                By:
                                   -----------------------------------------

                                Its:
                                    ----------------------------------------


                                SINCLAIR BROADCAST GROUP, INC.,
                                in its own right and on behalf of a Subsidiary to be formed by it


                                By:
                                   -----------------------------------------

                                Its:
                                    ----------------------------------------


                                ABRY PARTNERS, INC.


                                By:
                                   -----------------------------------------
                                Its:
                                    ----------------------------------------

                              APPENDIX


          Additional Defined Terms.  The following capitalized terms have the
          ---------- ------- -----
following meanings when used in this Agreement and the Schedules attached to this Agreement:

          "ABRY Fund" means ABRY Broadcast Partners II, L.P., a Delaware limited
           ---- ----
     partnership and a stockholder of Sullivan.

          "Acquiring Parties" means Sinclair, the Merger Sub and Post-Merger
           --------- -------
     Sullivan.

          "Acquiring Party Consents" means all Consents other than the Required
           --------- ----- --------
     FCC Consent, any Consent required under the Hart-Scott-Rodino Act, or any Sullivan Consent.

          "Act III" means Act III Broadcasting, Inc., a predecessor by merger to
           --- ---
     Sullivan Broadcasting.

          "Act III Purchase Agreement" means the Stock Purchase Agreement dated
           --- --- -------- ---------
     as of June 19, 1995, among A-3 Acquisition, Inc., Act III and certain of the stockholders of Act III, as amended and in effect from time to time.

          "Adjustment Time" means, with respect to each Station, 12:01 a.m.,
           ---------- ----
     local time, on the Closing Date.

          "Affiliate" of any Person means any other Person which is controlled
           ---------
     by, controls, or is under common control with, such first Person.

          "Affiliated Group" means an affiliated group of corporations, as that
           ---------- -----
     term is defined in Section 1504(a) of the Tax Code (or in any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Approval Date" means the first day upon which the Required FCC
           -------- ----
     Consent has been Granted and the requisite waiting period under the Hart-Scott-Rodino Act for the consummation of such Merger has expired or been terminated.

          "Average Trading Price" means the average of the Closing Trading
           ------- ------- -----
     Prices for the third Business Day prior to the Closing Date and the nine
     (9) preceding Business Days.  The "Closing Trading Price" for any day means
                                        ------- ------- -----
     the closing price of Sinclair Common Stock on the Nasdaq National Market as of 4:00 P.M., New York time, on such day.

          "Benefit Arrangement" means any benefit arrangement, obligation,
           ------- -----------
     custom, or practice to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors (other than any obligation, arrangement, custom or practice that is an employee benefit plan under ERISA), including employment agreements, severance agreements, executive compensation arrangements, stock options, restricted stock rights and performance unit awards, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the Tax Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

          A "Business Day" means any day other than a Saturday, a Sunday or
             -------- ---
     another day upon which banks in New York, New York generally are not open for business.

          "Closing Date" means the date upon which the Closing occurs.
           ------- ----

          "Communications Act" means the Communications Act of 1934, as amended
           -------------- ---
     and as in effect from time to time.

          "Consent" means any consent, order, approval, authorization or other
           -------
     action of, or any filing with or notice to or other action by or with respect to, any Person which is required for any of the execution, delivery or performance of this Agreement, the consummation of either Spin-Off, the Merger, or the conduct of the business of Sullivan Two, Sullivan Three or Post-Merger Sullivan or any of its Subsidiaries or the holding or utilization of any Station Asset thereafter, whether such requirement arises pursuant to any Legal Requirement, Contract, a Person's organizational documents or otherwise, including any of the foregoing which is required in order to prevent a breach of or a default under or a termination or modification of any Contract.

          "Contract" means any agreement, lease, arrangement, commitment, or
           --------
     understanding to which Sullivan or any of its Subsidiaries, with respect to the Stations, is a party.

          "Corporate Personnel" means J. Daniel Sullivan, David Pulido, Patrick
           --------- ---------
     Bratton, Richard Montgomery, Barry Charbonneau and any successor to any of them in his capacity as an employee of Sullivan and its Subsidiaries, Sullivan Two or Sullivan Three.

          "Earnest Money Escrow Agent" means the "Escrow Agent" to which the
           ------- ----- ------ -----
     Earnest Money Escrow Agreement refers.

          "Earnest Money Escrow Agreement" means the Escrow Agreement entered
           ------- ----- ------ ---------
     into among Sullivan, Sinclair (on behalf of the Merger Sub) and The Chase Manhattan Bank (as Escrow Agent) dated as of the date of this Agreement, as such agreement is in effect from time to time.

          "Earnest Money Fund" means the "Escrow Fund" to which the Earnest
           ------- ----- ----
     Money Escrow Agreement refers.

          "Earnest Money Income" means the "Escrow Income" to which the Earnest
           ------- ----- ------
     Money Escrow Agreement refers.

          "Earnest Money Letter of Credit" means a stand-by letter of credit
           ------- ----- ------ -- ------
     delivered to the Earnest Money Escrow Agent on the date of this Agreement issued by The Chase Manhattan Bank in the face amount of $75,000,000 and otherwise substantially in the form of the attached Exhibit E, or any
                                                         ------- -
     replacement stand-by letter of credit delivered to the Earnest Money Escrow Agent in accordance with the Earnest Money Escrow Agreement.

          "Environmental Laws" means the rules and regulations of the FCC, the
           ------------- ----
     United States Environmental Protection Agency and any other federal, state or local government authority pertaining to human exposure to RF radiation and all applicable rules and regulations of federal, state and local laws, including statutes, regulations, ordinances, codes, and rules, as amended, relating to the discharge of air pollutants, water pollutants or process waste water or hazardous or toxic substances, including the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Occupational Safety and Health Act of 1970, each as amended, regulations of the Occupational Safety and Health Administration and regulations of any state department of natural resources or state environmental protection agency now in effect.

          "Effective Time" means the time of the filing of the Certificate of
           --------- ----
     Merger described in Article II.

          "ERISA Affiliate" means any Person that, together with Sullivan, would
           ----- ---------
     be or was at any time treated as a single employer under Section 414 of the Code or 4001 of ERISA and any general partnership of which Sullivan or any Subsidiary of Sullivan is or has been a general partner.

          "Estimate Escrow Agent" means the "Escrow Agent" to which the Estimate
           -------- ------ -----
     Escrow Agreement refers.

          "Estimate Escrow Agreement" means the Estimate Escrow Agreement
           -------- ------ ---------
     entered into among the Stockholder Representative, Sinclair (on behalf of the Merger Sub) and The Chase Manhattan Bank (as Escrow Agent) dated as of the date of this Agreement, as such agreement is in effect from time to time.

          "Estimate Fund" means the "Escrow Fund" to which the Estimate Escrow
           -------- ----
     Agreement refers.

          "Existing LMAs" means the time brokerage and local marketing
           -------- ----
     agreements
     pursuant to which Sullivan and its Subsidiaries conduct their operations with respect to the LMA Stations.

          "Expiration Date" means May 16, 1999.
           ---------- ----

          "FCC" means the Federal Communications Commission or any successor
           ---
     thereto.

          "FCC Authorizations" means the authorizations issued by the FCC and
           --- --------------
     described on the attached Schedule 4E.

          "Film Obligations" means all cash payment obligations of Sullivan or
           ---- -----------
     any of its Subsidiaries under any Program Contract.

          A "Final Order" means the Required FCC Consent if (a) the Required FCC
             ----- -----
     Consent has been Granted and has not been reversed, stayed, set aside, enjoined, annulled or suspended (whether under Section 402 or 405 of the Communications Act or otherwise) and (b) (i) no request has been filed for administrative or judicial review, reconsideration, appeal, certiorari or stay and the time for filing any such request and for the FCC to review the Required FCC Consent on its own motion has expired, or (2) if such a review, reconsideration or appeal has occurred, such review, reconsideration or appeal has been denied and the time for further review, reconsideration or appeal has expired.

          "Funded Indebtedness" means the indebtedness for borrowed money of
           ------ ------------
     Sullivan and its Subsidiaries under the Sullivan Senior Debt Arrangements, the indebtedness for borrowed money of Sullivan and its Subsidiaries represented by the Sullivan Notes, and all other indebtedness of Sullivan and its Subsidiaries for money borrowed by them. As used herein, the term "money borrowed" does not refer to the receipt or benefit of trade credit for the purchase of goods or services.

          "GAAP" means United States generally accepted accounting principles,
           ----
     as in effect from time to time, as applied by Sullivan and its Subsidiaries from time to time.

          The Required FCC Consent is "Granted" on the effective date, as
                                       -------
     determined under the FCC's rules, regulations and policies, of the grant thereof by the FCC or its staff.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ----------------- ---
     Improvements Act of 1976, as in effect from time to time.

          "Hazardous Material" means any substance or waste containing any
           --------- --------
     hazardous substance, pollutant or contaminant, as those terms are defined, in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq., and any other substance similarly defined or identified in any applicable Environmental Laws, including toxic materials or harmful physical agents, as defined in the Occupational Safety and Health Act of 1979, as amended, 29 U.S.C. (S)651 et seq. "Hazardous Materials" includes asbestos, asbestos-containing materials, petroleum and petroleum-based products, polycholorinated biphenyls (PCBs), infectious wastes and radioactive materials and wastes.

          "Headquarters Assets" means the assets of Sullivan and its
           ------------ ------
     Subsidiaries located in the offices of Sullivan and its Subsidiaries located in Franklin, Tennessee, and Boston, Massachusetts, and any so-called "personal seat license" or other right of Sullivan or any of its Subsidiaries to subscribe for tickets to events at the stadium presently being constructed or proposed to be constructed in the Nashville, Tennessee, metropolitan area.

          "Indemnity Agreement" means the Indemnity Agreement entered into among
           --------- ---------
     Sullivan, Sinclair and certain other Persons dated as of the date of this Agreement, as such agreement is in effect from time to time.

          "Indemnity Escrow Agent" means the "Escrow Agent" to which the
           --------- ------ -----
     Indemnity Escrow Agreement refers.

          "Indemnity Escrow Agreement" means the Escrow Agreement entered into
           --------- ------ ---------
     among the Stockholder Representative, Sinclair and certain other Persons and The Chase Manhattan Bank (as Escrow Agent) dated as of the date of this Agreement, as such agreement is in effect from time to time.

          "Indemnity Fund" means the "Escrow Fund" to which the Indemnity Escrow
           --------- ----
     Agreement refers.

          "KOKH Purchase Agreement" means the Asset Purchase Agreement dated as
           ---- -------- ---------
     of January 6, 1998 among Sinclair, SBOC and SBLH, as in effect from time to time.

          "Legal Requirements" means the Communications Act, the rules,
           ----- ------------
     regulations and published policies of the FCC, and all other federal, state and local laws, rules, regulations, ordinances, judgments, orders and decrees.

          "Lien" means any mortgage, pledge, hypothecation, encumbrance, lien
           ----
     (statutory or otherwise), preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

          "LMA Stations" means broadcast television station WUXP, Nashville,
           --- --------
     Tennessee; and broadcast television station WUPN-TV, Greensboro, North Carolina; in each case together with all related translator stations (if any).

          "Market Cable System" means, with respect to any Station, any cable
           ------ ----- ------
     television system located within such Station's television market, as that term is defined in Section 76.55(e) of the rules of the FCC.

          "Material Adverse Change" means a material adverse change after the
           -------- ------- ------
     date of this Agreement in the operations, business, financial condition or results of operations of the Stations, taken as a whole, or in the condition of the Station Assets, taken as a whole (as compared with the operations, business, financial condition and results of operations of the Stations, taken as a whole, and the condition of the Station Assets, taken as a whole, on the date of this Agreement) which occurs on or prior to the Approval Date; provided that none of the following (or any combination
                    --------
     thereof) will be a Material Adverse Change: (i) a change in the financial performance of the Stations; (ii) any change caused in whole or in part by
     (A) any change in employees, suppliers or customers of the Stations, (B) a change in general economic, financial or capital market conditions on a national, state, regional or local basis, (C) a change in conditions (including legislation, regulations or competitive activities) applicable to the broadcast television industry generally on a national, state, regional or local basis, (D) any matter disclosed on the attached Schedules to this Agreement, (E) the establishment of a union or collective bargaining arrangement, or actual or threatened union organizing activity, involving employees of Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three, (F) the departure of any employees of Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three after the date of this Agreement, whether or not in anticipation of the Merger, or (G) the loss of cable system carriage of any Station.

          "Mission Guarantees" means the (i) Guaranty of Sullivan dated as of
           ------- ----------
     July 11, 1996 in favor of NationsBank of Texas, N.A., and any other lenders referred to therein relating to certain indebtedness of Mission Broadcasting I, Inc., a Delaware corporation, and (ii) the Guaranty of Sullivan dated as of July 29, 1996 in favor of NationsBank of Texas, N.A., and any other lenders referred to therein relating to certain indebtedness of Mission Broadcasting II, Inc., a Delaware corporation, in each case as in effect from time to time.

          "9-5/8% Indenture" means the Indenture dated as of December 15, 1993
           ------ ---------
     among Sullivan Broadcasting (as the successor by merger to Act III), its Subsidiaries and The State Street Bank and Trust Company, as successor trustee, as in effect from time to time.

          "9-5/8% Notes" means the 9-5/8% Notes due 2003 of Sullivan
           ------ -----
     Broadcasting (as the successor by merger to Act III) issued pursuant to the 9-5/8% Indenture, as such Notes are in effect from time to time.

          "New LMAs" means the Sullivan Two LMA and the Sullivan Three LMA.
           --- ----


          "Non-Continuing Station Manager" means any general manager or general
           -------------- ------- -------
     sales manager of a Station, if Sinclair notifies Sullivan in writing not fewer than 10 days prior to the Closing Date that Sinclair desires that the employment of such general manager or general sales manager be terminated effective as of the Closing Date and Sinclair does not withdraw such notice by contrary written notice to Sullivan on or prior to the Closing Date.

          "Old Sullivan Stockholder" means any holder of record of any Sullivan
           --- -------- -----------
     Share Equivalent immediately prior to the Effective Time.

          "ordinary course of business" means the ordinary course of the conduct
           -------- ------ -- --------
     of business by Sullivan and is Subsidiaries, substantially consistent with their respective past practices.

          "Owned Stations" means broadcast television station WZTV, Nashville,
           ----- --------
     TN; broadcast television station WUTV, Buffalo, New York; broadcast television station WXLV-TV, Winston-Salem, North Carolina; broadcast television station WRGT-TV, Dayton, Ohio; broadcast television station WRLH-TV, Richmond, Virginia; broadcast television station WVAH-TV, Charleston, West Virginia; broadcast television station WUHF, Rochester, New York; broadcast television station WTAT-TV, Charleston, South Carolina; broadcast television station WFXV, Utica, New York; low-power television station WPNY-LP, Rome, New York; broadcast television station WMSN-TV, Madison, Wisconsin; and Station KOKH; in each case together with all associated translator stations (if any) owned by Sullivan or any of its Subsidiaries immediately prior to the Spin-Offs.

          "Parties" means the parties to this Agreement.
           -------

          "Permitted Encumbrances" means (i) Liens arising by operation of law
           --------- ------------
     and securing the payment of Taxes which are not yet due and payable, (ii) with respect to any property leased by Sullivan, any of its Subsidiaries, Sullivan Two or Sullivan Three as lessee, the interest of the lessor in such property, (iii) easements, rights-of-way, reservations of rights, conditions or covenants, zoning, building or similar restrictions or other non-monetary Liens or defects that do not, individually or in the aggregate, materially interfere with the use of the affected property in the operation of the Stations as currently conducted or as presently proposed by Sullivan and its Subsidiaries to be conducted, (iv) restrictions on transfer imposed under state or federal securities laws or pursuant to the Communications Act or the FCC Regulations, (v) Liens disclosed on the attached Schedule 4G, including those described in the title policies which are a part of such Schedule, and (vi) Liens securing indebtedness under the Sullivan Senior Debt Arrangements, other Funded Indebtedness and the Mission Guarantees.

          A "Person" means any individual, partnership, limited liability
             ------
     company, joint venture, corporation, trust, unincorporated association or government or department thereof.

          "Program Contracts" means all program licenses and other Contracts
           ------- ---------
     which authorize the broadcast of film product or programs on any Station, including those described under the heading "Program Contracts" on the attached Schedule 4J and any of the same entered into after the date of this Agreement and prior to the Closing in accordance with this Agreement, and any of the same which are not required to be described on any Schedule to this Agreement by reason of the dollar-amount or term thresholds set forth in Section 4.J, in each case to the extent existing and as in effect from time to time.

          "Realty" means all real property interests described on the attached
           ------
     Schedule 4G.

          "Required FCC Consent" means the action(s) or order(s) by the FCC
           -------- --- -------
     granting its Consent to the transfer of the FCC Authorizations in the Spin-Offs, in each case without any condition which in the reasonable judgment of Sullivan and the Acquiring Parties is adverse to such Person (or, in Sullivan's or the Stockholder Representative's reasonable judgment, adverse to any of the Old Sullivan Stockholders or the stockholders of Sullivan Two or Sullivan Three), as the case may be, in any material respect.

          "Sale of Sullivan" means any transfer, or transfer of control, of all
           ---- -- --------
     or substantially all of the assets of Sullivan, its Subsidiaries, Sullivan Two and Sullivan Three, taken as a whole, whether by means of a sale of assets, merger, stock acquisition or similar transaction, other than to the ABRY Fund or an Affiliate of the ABRY Fund.

          "Securities Act" means the Securities Act of 1933, as amended and in
           ---------- ---
     effect from time to time.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           ---------- -------- ---
     as amended and in effect from time to time.

          "Sinclair Common Stock" means the Class A Common Stock of Sinclair,
           -------- ------ -----
     par value $0.01 per share.

          "Sinclair-Related Entity" means Sinclair, the Merger Sub, any direct
           ---------------- ------
     or indirect assignee or proposed assignee (by operation of law or otherwise) of any of the rights of any of them pursuant to this Agreement or any other agreement contemplated hereby, any direct or indirect successor or proposed successor to Post-Merger Sullivan's and its Subsidiaries' or Sullivan Two's business or operation with respect to any Station, or any Affiliate or any of them.

          "Station Assets" means all of Sullivan's and its Subsidiaries' rights
           ------- ------
     in, to and under the assets and properties of the Stations, real and personal, tangible and intangible, of every kind and description which are owned and used by Sullivan or its Subsidiaries in connection with the business and operations of the Stations, including rights under con tracts and leases, real and personal property, plant and equipment, inventories, intangibles, licenses and goodwill, and all other assets and properties of Sullivan and its Subsidiaries used solely in connection with the operation of any Station; provided that the Station Assets will not include the
                     --------
     Headquarters Assets.

          "Station KOKH" means broadcast television station KOKH-TV, Oklahoma
           ------- ----
     City, Oklahoma, together with all related translator stations (if any) owned by Sullivan and its Subsidiaries immediately prior to the Spin-Offs.

          "Stations" means the Owned Stations and the LMA Stations.
           --------

          "Stockholder Representative" means ABRY Partners, Inc., a Delaware
           ----------- --------------
     corporation, or any successor thereto as the Stockholder Representative designated pursuant to Section 13.O.

          "Straddle Period" means any Taxable period beginning before and ending
           -------- ------
     on or after the Closing Date.

          With respect to any Person, a "Subsidiary" means any corporation,
                                         ----------
     partnership, limited liability company, association or other business entity of which, at the time of such reference, (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or a majority economic interest, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons will be allocated a majority of partnership, company, association or other business entity gains or losses or will be or control the managing director or general partner of such partnership, company, association or other business entity.

          "Sullivan Broadcasting" means Sullivan Broadcasting Company, Inc., a
           -------- ------------
     Delaware corporation.

          "Sullivan Common Stock" means Sullivan Shares which are common stock.
           -------- ------ -----

          "Sullivan Consents" means all Consents of the board of directors or
           -------- --------
     stockholders of Sullivan or any of its Subsidiaries and all Consents (if
     any) for a Spin-Off required under any lease under which Sullivan or a Subsidiary (as lessee) leases space on a tower for the location of any assets described on the attached Exhibit A or the attached Exhibit B.
                                      ------- -                 ------- -

          "Sullivan Indentures" means  the 9-5/8% Indenture, the 10-1/4%
           -------- ----------
     Indenture and the 13-1/4% Indenture.

          "Sullivan Notes" means the 9-5/8% Notes, the 10-1/4% Notes and the 13-
           -------- -----
     1/4% Notes.

          "Sullivan Preferred Stock" means the Series A Preferred Stock of
           -------- --------- -----
     Sullivan, par value $0.001 per share.

          "Sullivan-Related Entity" means any Affiliate of ABRY Partners Inc. or
           ---------------- ------
     ABRY Broadcast Partners II, L.P., including Sullivan and each of its Subsidiaries, prior to the Effective Time.

          "Sullivan Right" means any security or right issued by Sullivan which
           -------- -----
     is not a Sullivan Share, which is outstanding immediately prior to the Effective Time and which is directly or indirectly convertible into or exercisable or exchangeable for any capital stock of

     Sullivan at such time.

          "Sullivan Senior Debt Arrangements" means the Credit Agreement dated
           -------- ------ -----------------
     as of January 4, 1996 among Sullivan, Sullivan Broadcasting, the various Agents and co-Agents referred to therein, and the several Lenders from time to time parties thereto, together with all "Loan Documents" and other documents and instruments relating to the "Obligations" referred to therein, in each case as in effect from time to time.

          "Sullivan Share" means any share of capital stock of Sullivan which is
           -------- -----
     outstanding immediately prior to the Effective Time.

          "Sullivan Share Equivalent" means any Sullivan Right or Sullivan
           -------- ----- ----------
     Share.

          "Sullivan Three" means Sullivan Broadcasting Company III, Inc., a
           -------- -----
     Delaware corporation.

          "Sullivan Three LMA" means a local marketing or time brokerage
           -------- ---------
     agreement to be entered into at the time of the Closing pursuant to which Sinclair or a Subsidiary of Sinclair will have the right to sell all or substantially all of the advertising time on the Sullivan Three Stations and having such other terms and conditions as Sinclair may propose and which are reasonably acceptable to Sullivan Three.

          "Sullivan Three Stations" means broadcast television station WRGT-TV,
           -------- --------------
     Dayton, Ohio; broadcast television station WVAH-TV, Charleston, West Virginia; broadcast television station WTAT-TV, Charleston, South Carolina; broadcast television station WFXV-TV, Utica, New York; low-power television station WPNY-LP, Rome, New York; and Station KOKH; in each case together with all associated translator stations (if any) owned by Sullivan or any of its Subsidiaries immediately prior to the Spin-Offs.

          "Sullivan Two" means Sullivan Broadcasting Company II, Inc., a
           -------- ---
     Delaware corporation.

          "Sullivan Two LMA" means a local marketing or time brokerage agreement
           -------- --- ---
     to be entered into at the time of the Closing pursuant to which Sinclair or a Subsidiary of Sinclair will have the right to sell all or substantially all of the advertising time on the Sullivan Two Stations and having such other terms and conditions as Sinclair may propose and which are reasonably acceptable to Sullivan Two.

          "Sullivan Two Stations" means the Stations which are not Sullivan
           -------- --- --------
     Three Stations.

          "Tax" (and, with correlative meaning, "Taxes", "Taxable" and "Taxing")
           ---
     means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profits, environmental (including under Section 59A of the Tax Code), customs, duties, real property, real property gains,

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

     personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of any corporation for the payment of any amounts of the type described in clause
     (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included in any Tax Return relating thereto); and (C) liability for the payment of any amounts of the type described in clause (A) or (B) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

          "Tax Code" means the Internal Revenue Code of 1986, as amended
           --- ----
     (including, where applicable, the Internal Revenue Code of 1954, as amended).

          "10-1/4% Indenture" means the Indenture dated as of December 21, 1995
           ------- ---------
     among Sullivan Broadcasting, its Subsidiaries and The State Street Bank and Trust Company, as trustee, as in effect from time to time.

          "10-1/4% Notes" means the 10-1/4% Senior Subordinated Notes due 2005
           ------- -----
     of Sullivan Broadcasting issued pursuant to the 10-1/4%Indenture, as such Notes are in effect from time to time.

          "13-1/4% Indenture" means the Indenture dated as of December 21, 1995
           ------- ---------
     among Sullivan and the Bank of New York, as trustee, as in effect from time to time.

          "13-1/4% Notes" means the 13-1/4% Senior Accrual Debentures due 2006
           ------- -----
     of Sullivan issued pursuant to the 13-1/4% Indenture, as such Debentures are in effect from time to time.

          "Time Sale Contracts" means all orders, agreements and other Contracts
           ---- ---- ---------
     existing on the date of this Agreement, or entered into in the ordinary course of business of any Stations, or as otherwise permitted by this Agreement, between the date of this Agreement and the Closing, for the sale of advertising time (other than any Trades) on any Station; provided that any so-called barter Program Contract will be deemed to constitute a "Program Contract," and not a "Time Sale Contract," for purposes of this Agreement.

          "Trade" means any trade, barter or similar arrangement for the sale of
           -----
     advertising time other than for cash (other than any film or program barter arrangements and radio barter arrangements) on any Station; provided that any so-called barter Program Contract will be deemed to constitute a "Program Contract," and not a "Trade," for purposes of this Agreement.

          "Trade-Out Payables" means all obligations of Sullivan or any of its
           --------- --------
     Subsidiaries to provide advertising time arising under any Trade arrangement, whenever made.

          "Trade-Out Receivables" means all current assets of Sullivan or any of
           --------- -----------
     its Subsidiaries which are goods or services receivable by Sullivan or any of its Subsidiaries

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

     arising under any Trade arrangement, whenever made, and all other accounts receivable of Sullivan or any of its Subsidiaries which at the option of the obligor thereof may be satisfied or discharged other than in money.

          "Transaction Documents" means this Agreement and all agreements
           ----------- ---------
     between or among any or all of the Sullivan-Related Entities and the Sinclair-Related Entities relating thereto, in each case as in effect from time to time.

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

                               LIST OF SCHEDULES


Schedule 4C              Financial Statements
Schedule 4D              Certain Developments
Schedule 4E              FCC Matters
Schedule 4F              Certain Asset-Related Matters
Schedule 4G              Ownership and Other Matters
Schedule 4I              Insurance
Schedule 4J              Contracts
Schedule 4K              Employees
Schedule 4L              Litigation
Schedule 4N              Conflicts
Schedule 4O              Subsidiaries, Organization and Qualification
Schedule 4P              Tax Matters
Schedule 4T              Employee Benefit Matters
Schedule 5E              Sinclair's FCC-Related Disclosures



                               LIST OF EXHIBITS


Exhibit A                Sullivan Two Spin-Off Assets
Exhibit B                Sullivan Three Spin-Off Assets
Exhibit C                Opinions of Sullivan's Counsel
Exhibit D                Opinions of Sinclair's and the Merger Sub's Counsel
Exhibit E                Form of Earnest Money Letter of Credit

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